As filed with the Securities and Exchange Commission on
                 December 27, 2004 Registration No. 333-118359


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM S-1/A
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                      CONTRARIAN PUBLIC INVESTMENT I, INC.

              Exact name of registrant as specified in its charter)


            Colorado                          6770                 20-1481636
(State or other jurisdiction of        (Primary Standard        (I.R.S. Employer
 incorporation or organization)    Industrial Classification        I.D. No.)
                                          Code Number)


                           735 Broad Street, Suite 218
                          Chattanooga, Tennessee 37402
                                 (423) 265-5062
                   (Address, including zip code, and telephone
             number, including area code, of registrant's principal
                               executive offices)

                                 Douglas A. Dyer
                           735 Broad Street, Suite 218
                          Chattanooga, Tennessee 37402
                                 (423) 265-5062
                (Name, address, including zip code, and telephone
               number, including area code, of agent for service)

                                 WITH COPIES TO:

                                 Craig G. Ongley
                        Vial, Hamilton, Koch & Knox, LLP
                         1700 Pacific Avenue, Suite 2800
                               Dallas, Texas 75201
                                 (214) 712-4400
                            Facsimile: (214) 712-4402

              Approximate date of commencement of proposed sale to
           the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box: |X|

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering period. |_|

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering period. |_|

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering period. |_|

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. |_|

                         CALCULATION OF REGISTRATION FEE

                                                                      PROPOSED MAXIMUM
                                                          --------------------------------------------
   TITLE OF EACH CLASS OF           AMOUNT TO BE          OFFERING PRICE PER
 SECURITIES TO BE REGISTERED         REGISTERED                SHARE(1)             AGGREGATE OFFERING         REGISTRATION FEE
 ---------------------------         ----------           -------------------       ------------------         ----------------
Common   Stock,   $0.001  par
value:

To   be   sold   by   selling        1,850,000                  $0.20                  $    370,000                $ 44.55
stockholders (2)
To   be    issued    by   the
Registrant   in   acquisition
transactions(3)                      15,000,000                 $0.20                    $3,000,000                $353.10
Total Registration Fee:                                                                                            $396.65

(1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457.

(2) If the contract price of the founders' shares exceeds $0.20 per share, we will recalculate the registration fee in accordance with Rule 457 and pay an additional fee at the time of our post effective amendment.

(3) If the fair market value of property received in exchange for acquisition shares exceeds $0.20 per share, we will recalculate the registration fee in accordance with Rule 457 and pay an additional fee at the time of our post-effective amendment.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that the registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

                                EXPLANATORY NOTE

This registration statement relates to a continuous and integrated offering of securities that will commence on the effective date of this registration statement and terminate upon the closing of a business combination transaction. This series of related transactions will require the use of at least two different forms of prospectus:

o Our first prospectus is included in this registration statement and will be used in connection with our company's discussions with potential targets, the selling stockholders' discussions with advisors, owners of a target entity and other participants in a potential business combination.

o Our second prospectus will be included in a post effective amendment to this registration statement that will be filed after we execute a letter of intent relating to a specific business combination. The second prospectus will be used to finalize the terms of the business combination, formally offer acquisition shares to the stockholders of the target entity, and formally offer the founders' shares to stockholders of the target entity and other participants in the proposed business transaction.

o If possible, we will integrate the prospectus for our Rule 419 reconfirmation offering in the second prospectus. If the complexity of the transaction makes such integration undesirable, we will prepare a third prospectus for use in connection with our reconfirmation offering.

         (THE REMAINDER OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK)

PRELIMINARY PROSPECTUS                                     SUBJECT TO COMPLETION

                      CONTRARIAN PUBLIC INVESTMENT I, INC.

                                15,000,000 SHARES
                     TO BE ISSUED BY US IN CONNECTION WITH A
                       BUSINESS COMBINATION; AND 1,850,000
          OUTSTANDING SHARES TO BE DISTRIBUTED BY SELLING STOCKHOLDERS

This registration statement covers an initial public distribution of our stock. We are a "blank check company" as defined by the Securities and Exchange Commission ("SEC") in Rule 419 of the Securities Act of 1933 (the "Securities Act"). We have registered this distribution for the purpose of creating a "public shell" and facilitating our plans to engage in a merger or acquisition transaction with a company to be identified in the future. We refer to merger and acquisition transactions as "business combinations."

We have registered 15,000,000 acquisition shares that our company will offer and may issue in a business combination transaction. We will receive property in exchange for the acquisition shares.

We have registered 1,850,000 issued and outstanding shares that 33 stockholders, including three officers of our company, will offer and may transfer to third parties in connection with a business combination. The prices to be paid by purchasers of the selling stockholders' shares will be negotiable on a case-by-case basis.

This is a "self-underwritten" distribution. That means we will not use an underwriter in connection with the negotiation of a business combination or the issuance of any acquisition shares. Likewise, our selling stockholders will not use an underwriter in connection with their resale of their shares. The proceeds from the resale of such shares may be substantial. However, we reserve the right to enter into appropriate underwriting or brokerage contracts if warranted.

Our selling stockholders are subject to Rule 419. All stock certificates representing the issued and outstanding common stock of the company, which are held by the selling stockholders, and our stock transfer ledger have been deposited in escrow with Regions Bank, N.A. We refer to this escrow as the "Rule 419 escrow." The stock certificates and stock ledger deposited in the Rule 419 escrow will be held in trust for the sole benefit of the selling stockholders until we negotiate a business combination and comply with the disclosure, reconfirmation and closing requirements of Rule 419. There has never been a public market for our shares and the resale of the selling stockholders shares will be prohibited until we have closed a business combination. If we ultimately are unable to negotiate a suitable business combination, comply with Rule 419 and close the proposed transactions within 18 months from the date of this prospectus, we intend to deregister the selling stockholders' and acquisition shares. There is no assurance that a market will ever develop.

Investing in our shares is extremely speculative. The offering described in this prospectus involves a very high degree of risk. Persons who cannot afford to lose their entire investment should not consider an investment in our shares. SEE "RISK FACTORS,." beginning on page 4.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement we filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted

The date of this preliminary prospectus is _______________, 2004

                                TABLE OF CONTENTS

PROSPECTUS SUMMARY..........................................................  1
SUMMARY OF THE BUSINESS COMBINATION OFFERING................................  2
SUMMARY FINANCIAL INFORMATION...............................................  3
RISK FACTORS................................................................  4
GENERAL RISK FACTORS........................................................  4
USE OF PROCEEDS............................................................. 10
ARBITRARY DETERMINATION OF OFFERING PRICE................................... 10
DILUTION.................................................................... 10
CAPITALIZATION.............................................................. 11
LEGAL PROCEEDINGS........................................................... 11
MANAGEMENTS' DISCUSSION AND ANALYSIS OF FINANCIAL
  CONDITION AND RESULTS OF OPERATIONS....................................... 11
PROPOSED BUSINESS........................................................... 12
MANAGEMENT.................................................................. 18
EXECUTIVE COMPENSATION OF OFFICERS AND DIRECTORS............................ 24
PRINCIPAL STOCKHOLDERS...................................................... 25
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.............................. 26
DESCRIPTION OF SECURITIES................................................... 26
PLAN OF DISTRIBUTION........................................................ 30
SHARES ELIGIBLE FOR FUTURE SALE............................................. 34
EXPERTS..................................................................... 35
LEGAL MATTERS............................................................... 35
WHERE YOU CAN FIND ADDITIONAL INFORMATION................................... 35
Organization and Development Stage Operations...............................  7
Stock-Based Compensation....................................................  7
INFORMATION NOT REQUIRED IN PROSPECTUS...................................... 38


INDEX TO FINANCIAL STATEMENTS:  F-1 - F-10
EXHIBITS

                   UNTIL 90 DAYS AFTER THE DATE WHEN THE STOCK
             CERTIFICATES ARE RELEASED FROM THE ESCROW ACCOUNT, ALL
                        DEALERS THAT EFFECT TRANSACTIONS
        IN OUR SHARES, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY
    BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE DEALERS'
                OBLIGATION TO DELIVER A PROSPECTUS WHEN ACTING AS
                  UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD
                          ALLOTMENTS OR SUBSCRIPTIONS.

                                     PART I

                  NARRATIVE INFORMATION REQUIRED IN PROSPECTUS
                    INSIDE FRONT AND OUTSIDE BACK COVER PAGES
               SEE FRONT AND BACK COVER PAGES OF THIS PROSPECTUS.

                               PROSPECTUS SUMMARY

                 YOU SHOULD READ THE ENTIRE PROSPECTUS CAREFULLY
              IN ORDER TO UNDERSTAND THE RISKS OF OUR BUSINESS PLAN
            AND THE TERMS OF THIS OFFERING. YOU SHOULD PAY PARTICULAR
                 ATTENTION TO THE DISCUSSION IN THE RISK FACTORS
                SECTION OF THIS PROSPECTUS, BEGINNING ON PAGE 4.

We have registered this distribution under the Securities Act for the purpose of creating a "public shell" and facilitating our efforts to effect a business combination with an unidentified, privately held company.

Our company is classified as a "blank-check" company, sometimes referred to as a "shell" company. It is a legally formed entity that is designed to facilitate transactions with and for other corporations that have ongoing operations, but may not have, in the past, structured their corporate formation to facilitate the eventual trading of their stock. As a "blank-check" corporation, our company may present an advantageous merger candidate, as it has already established an identity with the Securities and Exchange Commission ("SEC") in the form of a reporting history.

Blank check companies may offer an alternative route to "go public" for smaller companies which may not have the opportunity or wish to initiate an initial public offering ("IPO"). Companies that can complete an underwritten IPO may find that route to be more advantageous, as it is a process that can raise a significant amount of capital for the company in a relatively short amount of time.

Certain disadvantages are inherent in becoming a public company, and these should be carefully considered by any business considering a possible business combination with our company. Immediately upon consummation of a merger with the Company, the surviving entity would be subject to all of the reporting requirements of the Securities Exchange Act of 1934 (the "1934 Act"). Additionally, management would assume certain fiduciary duties with respect to shareholders and the public, including, but not limited to; the timely disclosure of all material information regarding our company that might bear upon the consideration of our company's stock as a suitable investment; the duties of care and loyalty in the conducting of our company's business; and the duty not to misappropriate corporate opportunities.

Prior to entering into a business combination, our company will fulfill the reporting requirements of the 1934 Act through the services of its officers, directors and general counsel.

We were incorporated in the State of Colorado on August 21, 2003. Our principal executive office is located at 735 Broad Street, Suite 218, Chattanooga,
Tennessee 37402. Our telephone number is (423) 265-5062. We do not currently have a website or Internet home page.

                  SUMMARY OF THE BUSINESS COMBINATION OFFERING

Securities to be issued upon completion                15,000,000 shares of our
of a business combination                        common stock, $0.001 par value

Securities Held by Selling Stockholders          1,850,000 shares of our common
                                                        stock, $0.001 par value

Offering Price                                                  $0.20 per share

Offering Proceeds                                               Not Applicable.

Expiration                                       Date the Offering will expire:
                                             eighteen (18) months from the date
                                                             of this Prospectus

Common stock outstanding prior
to the offering                                                1,850,000 shares

Common stock to be outstanding after
the business combination                                      16,850,000 shares

CURRENT CAPITALIZATION AND DISTRIBUTION

Our current stockholders, upon registration, hold 1,850,000 shares of common stock which they will offer to sell to third parties in connection with a business combination.

We have registered 15,000,000 acquisition shares that we will offer to issue in connection with a business combination. We have also registered 1,850,000 shares that are owned by the selling stockholders, three of whom are officers or directors of the company. The selling stockholders are identified in the prospectus. Our distribution will have two parts in connection with a business combination:

o We will offer to issue up to 15,000,000 acquisition common stock shares to the owners of a target.

o The selling stockholders will offer to resell up to 1,850,000 common stock shares to owners of a target and other participants in the business combination.

We will receive property, consisting of all the issued and outstanding equity stock of the target, in connection with the issuance of the acquisition shares. Upon completion of a business combination, we will have 16,850,000 shares outstanding.

INFORMATION APPLICABLE TO OFFERINGS:

If we negotiate a business combination, we will send each existing shareholder an updated prospectus that describes the proposed business combination and all related transactions. Each shareholder will then be required to either approve the proposed transactions in writing and retain their shares, or reject the proposed transactions and instruct us to cancel their shares from our shareholder ledger. Although we have not commenced the search for a business combination target we plan to do so upon the date this registration statement becomes effective. There can be no assurances that we will be able to locate a target or negotiate a business combination on acceptable terms.

If we complete a business combination and existing shareholders of our company agree to accept their physical stock certificates as outlined below, they will be required to retain ownership of at least one hundred (100) shares until the earlier of (a) six months after the closing of the business combination, or (b) the listing of the stock of the combined companies on a nationally recognized exchange.

If we ultimately conclude that we will be unable to negotiate a suitable business combination, comply with Rule 419 and close the proposed transactions within 18 months from the date of this prospectus, we intend to distribute any remaining assets to our existing stockholders and liquidate.

GENERAL BUSINESS COMBINATION STRATEGY

The following example provides summary forward-looking information on the future ownership of our company assuming that up to 15,000,000 shares are issued in connection with a business combination and 1,850,000 selling shareholder shares are sold in the offering.

                                  Original        Stock issuances  Potential future  Percent of
                                  Holdings          and (sales)      ownership         total
                                  -----------      -------------     -----------     -----------
Our Selling Stockholders          1,850,000        (1,850,000)          0                 10.98%

Stock currently outstanding           --                 --

Selling Stockholders shares

sold in this offering                 --           1,850,000          1,850,000

Owners of the Target
business combination acquisition
shares received                           --      15,000,000         15,000,000          89.02%
                                                                     ----------       ----------

Total Shares Outstanding

after business combination                                           16,850,000          100.00%
                                                                     ==========       ==========

Our Selling stockholders will not receive a physical stock certificate or be permitted to sell their shares until we negotiate a business combination, comply with the requirements of Rule 419 and close the transaction. All of our outstanding and issued common stock and our shareholder ledger will be held in escrow so that physical stock certificates may be issued to all of our shareholders only upon consummation of the business combination transaction and each shareholder's confirmation that they wish to retain their shares.

Our shares are not expected to qualify for immediate inclusion in a national exchange after completion of a business combination and may never qualify for such a listing. If a national exchange listing is unavailable, the likely alternative would be a listing on the OTC Bulletin Board, an inter-dealer automated quotation system for equity securities that do not qualify for inclusion on any national exchange. If a public market for our shares develops, it is likely to be illiquid and volatile.

                          SUMMARY FINANCIAL INFORMATION

The following table sets forth our historical selected financial information for the period from our inception, August 21, 2003, to June 30, 2004 (audited) and for the period from our inception, August 21, 2003 to September 30, 2004 (unaudited). The data is derived from our financial statements which are included elsewhere in this prospectus and is qualified in its entirety by our financial statements.

                                   FROM INCEPTION, AUGUST 21, 2003               FROM INCEPTION, AUGUST 21, 2003
STATEMENT OF OPERATIONS DATA        TO PERIOD ENDED JUNE 30, 2004                TO PERIOD ENDED SEPTEMBER 30, 2004
----------------------------        -----------------------------                ----------------------------------
Revenue                                     $    .00                                    $    .00

Net (Loss) Income                             (1,850)                                    (31,850)
(Loss) Earnings Per Share:
Basic and Diluted                               (.00)                                       (.02)

BALANCE SHEET DATA                     PERIOD ENDED JUNE 30, 2004                PERIOD ENDED SEPTEMBER 30, 2004
------------------                     --------------------------                -------------------------------

Current Assets                               $   .00                                     $   .00

Total Assets                                     .00                                         .00
Current Liabilities                              .00                                      30,000
Stockholders' (Deficiency)                       .00                                     (30,000)

                                  RISK FACTORS

Our shares offered hereby are extremely speculative and our business plan involves a high degree of risk. We believe that an investment in the common stock of a blank check company is one of the most speculative investments available and should not be purchased by investors who cannot afford the loss of their entire investment.

                              GENERAL RISK FACTORS

 IF WE NEED ADDITIONAL FINANCING TO CONTINUE OPERATIONS, OUR ABILITY TO LOCATE THE BEST AVAILABLE BUSINESS OPPORTUNITY MAY BE IMPAIRED.

We have axcess to very limited funds, and such funds may not be adequate to take advantage of any available business opportunities. Even if our funds prove to be sufficient to acquire an interest in, or complete a transaction with, a business opportunity, we may not have enough capital to exploit the opportunity. Our ultimate success may depend upon our ability to raise additional capital. We have not investigated the availability, source, or terms that might govern the acquisition of additional capital and will not do so until we determine a need for additional financing. If additional capital is needed, there is no assurance that funds will be available from any source or, if available, that they can be obtained on terms acceptable to us. If not available, our operations will be limited to those that can be financed with our modest capital.

OUR LACK OF OPERATING HISTORY MAY SEVERELY IMPACT OUR ABILITY TO OPERATE AND LOCATE THE BEST AVAILABLE BUSINESS OPPORTUNITY.

Our company was formed in August of 2003 for the purpose of registering its common stock under the 1933 Act and acquiring a business opportunity. We have no operating history, revenues from operations, or assets. We face all of the risks of a new business plus the special risks inherent in the investigation, acquisition, or involvement in a potential business combination.

A DESIRABLE BUSINESS COMBINATION TARGET WILL BE UNAVAILABLE TO OUR COMPANY IF THE TARGET CANNOT PROVIDE AUDITED FINANCIAL STATEMENTS.

Section 13 of the Securities Exchange Act of 1934 (the "1934 Act"), requires companies subject to that section to provide certain information about significant acquisitions, including certified financial statements for the company acquired, covering one or two years, depending on the relative size of the acquisition. The time and additional costs that may be incurred by some target entities to prepare such statements may significantly delay or essentially preclude consummation of an otherwise desirable acquisition by us. Acquisition prospects that do not have or are unable to obtain the required audited statements may not be appropriate for acquisition so long as the reporting requirements of the 1934 Act are applicable.

We will be putting significant reliance upon Financial Statements in selecting a potential business combination which could result in a poor choice of candidates. The Company will require audited financial statements from companies that it proposes to acquire. Given cases where audited financials are available, the Company will have to rely upon interim period unaudited information received from target companies' management that has not been verified by outside auditors. The lack of the type of independent verification which audited financial statements would provide, increases the risk that the Company, in evaluating an acquisition with such a target company, will not have the benefit of full and accurate information about the financial condition and recent interim operating history of the target company. This risk increases the prospect that the acquisition of such a company might prove to be an unfavorable one for the Company or the holders of the Company's securities.

NO POTENTIAL BUSINESS OPPORTUNITY HAS BEEN IDENTIFIED AND THERE IS A SUBSTANTIAL LIKELIHOOD THAT ANY BUSINESS WE LOCATE WILL REPRESENT A SIGNIFICANT RISK TO OUR STOCKHOLDERS AND THEIR INVESTMENT.

We have not identified and have no commitments to enter into or acquire a specific business opportunity and, therefore, we can only disclose the risks and hazards of a business or opportunity that it may enter into in only a general manner, and we cannot currently disclose the risks and hazards of any specific business or opportunity that we may enter into. A stockholder can expect any potential business opportunity we might consider to be quite risky. Our acquisition of or participation in a business combination will likely be highly illiquid and could result in a total loss to us and our stockholders of their investment if the business or opportunity proves to be unsuccessful. In addition, should our officers need cash or the return of funds advanced to the company, they may not be objective in reviewing a potential business combination as they may be more concerned about the return of funds then locating a business combination which would be of benefit to all the stockholders of the Company.

OUR COMPANY MAY NOT BE ABLE TO CONDUCT AN EFFECTIVE AND EXHAUSTIVE INVESTIGATION AND ANALYSIS OF POTENTIAL BUSINESS OPPORTUNITIES, AS OUR OPERATING FUNDS AND MANAGEMENT TIME AVAILABILITY ARE LIMITED AND SUCH LIMITATIONS MAY RESULT IN A POOR SELECTION OF A BUSINESS OPPORTUNITY.

We have no cash and are dependant on our president for advances to operate the company. Our financial situation and the lack of full-time management will likely make it impracticable to conduct a complete and exhaustive investigation and analysis of a business opportunity before we commit our capital or other resources thereto. Management decisions, therefore, will likely be made without detailed feasibility studies, independent analysis, market surveys and the like which, if we had more funds available to us, would be desirable. Because our officers and directors have a limited experience in business analysis, there can be no assurance that they will consummate a business combination transaction with the most optimal target available. We will be dependent upon our president, Mr. Doug Dyer, who has orally agreed to advance up to the sum of $50,000 to fund our search for a business combination. There can be no assurance that Mr. Dyer will be capable of supplying the aforementioned funds.

We will be particularly dependent in making decisions upon information provided by the promoter, owner, sponsor, or others associated with the business opportunity seeking our participation. A significant portion of our available funds may be expended for investigative expenses and other expenses related to preliminary aspects of completing an acquisition transaction, whether or not any business opportunity investigated is eventually acquired.

We currently have three individuals who are serving as our only officers and directors. We will be heavily dependent upon their skills, talents, and abilities to implement our business plan, and may, from time to time, find that the inability of our officers and directors to devote their full time attention to our business results in a delay in progress toward implementing our business plan. Furthermore, since only three individuals are serving as our officers and directors, we will be entirely dependent upon their experience in seeking, investigating, and acquiring a business and in making decisions regarding our operations. We anticipate that our officers and directors will only be capable of spending an aggregate of 10 hours per week on the operation of our business.

THERE CAN BE NO ASSURANCE THAT WE WILL BE SUCCESSFUL IN SELECTING A PROFITABLE BUSINESS COMBINATION. WHICH WOULD RESULT IN OUR STOCKHOLDERS NOT BEING ABLE TO RECEIVE A RETURN OF THEIR INVESTMENT.

There can be no assurance that we will acquire a favorable business opportunity. If we become involved in a business opportunity, there is no assurance that it will generate revenue or profits, or that the market price of our common stock will increase as a result of the operations of the business combination.

EVEN IF WE NEGOTIATE AND CLOSE A BUSINESS COMBINATION, AN ACTIVE, SUSTAINED AND STABLE PUBLIC MARKET FOR OUR SHARES MAY NEVER DEVELOP, NEGATIVELY EFFECTING STOCKHOLDER LIQUIDITY AND VALUE.

Even if we are successful and negotiate and close a business combination, an active, sustained, and stable public market for our shares may never develop, as the target we acquire may not have the attributes necessary to qualify for listing on a stock exchange or have an adequate number of outstanding free trading shares or stockholders to create an active market in our stock.

OUR RECONFIRMATION OFFERING WILL BE A "TAKE IT OR LEAVE IT" PROPOSITION, AND FAILURE TO OBTAIN RECONFIRMATION WILL RESULT IN UNWINDING OF THE BUSINESS COMBINATION.

We must conduct our reconfirmation offering as soon as we negotiate a transaction where the fair value of the target exceeds $2,696,000. If we select a target and make a reconfirmation offering that is not accepted by the requisite percentage of current stockholders, Rule 419 will require that we unwind the potential business combination and deregister the selling stockholder shares and the acquisition shares.

                  RISKS FOR CERTAIN NON-AFFILIATE SHAREHOLDERS

DEPENDING ON THE NATURE OF THE BUSINESS COMBINATION ENTERED INTO, IT IS POSSIBLE THAT MANAGEMENT WILL RECEIVE FAVORABLE TERMS OF EXCHANGE WITH THE TARGET COMPANY THAT WILL NOT BE AVAILABLE TO OTHER SHAREHOLDERS.

Management may actively negotiate or otherwise consent to the purchase of any portion of their common shares as a condition to or in connection with a proposed merger or acquisition transaction. It is emphasized that due to our management owning a substantial majority of our outstanding common stock that they may effect transactions having a potentially adverse impact upon our shareholders pursuant to the authority and discretion of our management to complete acquisitions subject only to the reconfirmation. In some instances, however, the proposed participation in a business opportunity may be submitted to the stockholders for their consideration, either voluntarily by such directors to seek the stockholders' advice and consent or because state law so requires.

EXISTING SHAREHOLDERS OF THE COMPANY MAY SUFFER SIGNIFICANT DILUTION TO THEIR OWNERSHIP PERCENTAGE OF THE COMPANY, INSOFAR AS THE BUSINESS COMBINATION ENTERED INTO MAY INVOLVE THE ISSUANCE OF A LARGE NUMBER OF AUTHORIZED BUT UNISSUED SHARES TO THE TARGET COMPANY.

It is likely that we will acquire our participation in a business opportunity through the issuance of our common stock or other securities. Although the terms of any such transaction cannot be predicted, it should be noted that in certain circumstances the criteria for determining whether or not an acquisition is a so-called "tax free" reorganization under the Internal Revenue Code of 1986, depends upon the issuance to the stockholders of the acquired company of a controlling interest (i.e. 80% or more) of the common stock of the combined entities immediately following the reorganization. If a transaction were structured to take advantage of these provisions rather than other "tax free" provisions provided under the Internal Revenue Code, our current stockholders would retain in the aggregate 20% or less of the total issued and outstanding shares. By the terms of this registration statement, we are anticipating issuing up to 15,000,000 shares of our common stock in a business combination transaction. This could result in substantial dilution in the equity of those who were our stockholders prior to such reorganization whereby our current stockholders' ownership would be reduced from 100% to 10.98%. Any such issuance of additional shares might also be done simultaneously with a sale or transfer of shares representing a controlling interest in our company by the current officers, directors and principal shareholders.

YOU WILL NOT BE ABLE TO SELL YOUR SHARES UNTIL WE COMPLETE A BUSINESS COMBINATION AND WILL HAVE NO POTENTIAL LIQUIDITY FOR YOUR SHARES UNTIL SUCH BUSINESS COMBINATION IS CONSUMMATED AND AN ACTIVE TRADING MARKET DEVELOPS.

Our shareholder ledger and stock certificates, if any, for all existing shareholders will be promptly deposited in an escrow account and held in trust until we close a business combination. Current stockholders will not be able to sell or transfer their shares until we have completed a business combination and the escrow agent has mailed their stock certificates to them.

WE EXPECT A BUSINESS COMBINATION WILL RESULT IN A CHANGE OF CONTROL AND OUR CURRENT OFFICERS WILL NOT HAVE ANY POWER TO ENSURE THAT AN ACTIVE TRADING MARKET DEVELOPS.

We plan to issue up to 15,000,000 acquisition shares in connection with a business combination. Therefore we expect a business combination to result in a change in control. After a change in control, the owners of the target will have the right to appoint their own officers and directors and our current officers will have no power to influence future decisions, seek a listing for our stock or take any other action to promote an active public market. There can be no assurance that we will be able to negotiate appropriate after-market support agreements or that any terms we negotiate will be effective. If the combined companies do not devote sufficient time and resources to developing and promoting an active trading market, you may be unable to sell your shares at any price.

THE PERSONAL PECUNIARY INTERESTS OF OUR OFFICERS MAY CONFLICT WITH THEIR FIDUCIARY DUTIES TO OUR SHAREHOLDERS.

It is likely that a business combination and the potential resale of certain shares issued to our officers and directors will result in the transfer of property to us and the payment of cash to our officers and directors. Therefore, the personal pecuniary interests of our officers and directors may conflict with their fiduciary duties to our shareholders since they may separately negotiate the sale of their shares prior to an active trading market developing. Consequently, it is possible that our officers and directors may select a target for a business combination that has the ability to purchase affiliate shares but does not necessarily represent the best business combination for our shareholders. We will not receive any proceeds from the sale of our affiliate shares.

OUR INABILITY TO COMPENSATE OUR OFFICERS AND PRINCIPAL ADVISORS WITH CASH WILL INCREASE THE POTENTIAL FOR CONFLICTS OF INTEREST.

Certain conflicts of interest exist between us and our officers and directors as follows:

         (a) They have other business interests to which they devote their attention, and they may be expected to continue to do so. As a result, conflicts of interest may arise that can be resolved only through their exercise of such judgment as to whether certain needs of our company may not be adequately and necessarily addressed, provided our officers and directors elect to devote attention to outside interest when they could be attending to the needs of our company;

         (b) Certain of our officers and directors will own all of the issued and outstanding stock of several additional corporations to be formed in the future which are likely to be used as additional shell companies. Thus, we may be in competition with other shell companies owned by our officers and directors. in seeking merger candidates.

         (c) It is anticipated that our officers and directors may actively negotiate or otherwise consent to the purchase of a portion of their common stock as a condition to, or in connection with, a proposed merger or acquisition transaction. In this process, our officers and/or directors may consider their own personal pecuniary benefit rather than the best interests of our shareholders, and our shareholders are not expected to be afforded the opportunity to approve or consent to any particular stock buy-out transaction. See "Conflicts of Interest."

             CERTAIN RISKS FOR OWNERS OF POTENTIAL TARGET COMPANIES

YOU  SHOULD  EXPECT  INCREASED  SCRUTINY  FROM  THE  REGULATORY   COMMUNITY  AND
SKEPTICISM FROM THE FINANCIAL COMMUNITY IF YOU ENTER INTO A BUSINESS COMBINATION WITH OUR COMPANY.

Congress has found that blank check companies have been common vehicles for fraud and manipulation in the penny stock market. Moreover, the financial community views shell transactions with a high degree of skepticism until the combined companies have been active for a sufficient period of time to demonstrate credible operating performance. Increased regulatory scrutiny and heightened market skepticism may increase your future costs of regulatory compliance and make it more difficult for the combined companies to establish an active trading market.

YOU SHOULD NOT CONSIDER A BUSINESS COMBINATION WITH OUR COMPANY IF YOU CURRENTLY NEED ADDITIONAL CAPITAL, OR WILL REQUIRE ADDITIONAL CAPITAL WITHIN 12 TO 18 MONTHS.

A business combination with our company will not provide an effective means of accessing capital markets. Therefore, you should not consider a business combination with us if you currently need additional capital, or will require additional capital within 12 to 18 months. Until the combined companies have been active for a sufficient period of time to demonstrate credible operating performance, it will be very difficult, if not impossible, for you to raise additional capital to finance the combined companies' operations. You cannot assume that the combined companies will ever be able to raise additional capital.

OUR REGULATORY STATUS MAY MAKE A BUSINESS COMBINATION MORE COMPLEX AND EXPENSIVE AND THEREBY REDUCE OUR ABILITY TO LOCATE A TARGET.

This distribution has been registered on Form S-1. Our decision to use this form may make compliance with the disclosure and reconfirmation requirements of Rule 419 more difficult. Our future SEC filings must comply with the requirements of Regulations S-K and S-X, which can be more complete than their counterparts under Regulation S-B. Therefore, the owners of a potential target may decide that the added cost of regulatory compliance will make our company less desirable.

                           FORWARD-LOOKING STATEMENTS

This prospectus contains certain forward-looking statements within the meaning of the federal securities laws. When used in our documents or in any oral presentation, statements which are not historical in nature, including the words "anticipate," "estimate," "should," "expect," "believe," "intend," and similar expressions are intended to identify forward-looking statements. They also include statements containing a projection of revenues, earnings (loss), capital expenditures, dividends, capital structure or other financial terms. Certain statements regarding the following particularly are forward-looking in nature:

      o     Our business plan and the availability of suitable targets;

      o     Our ability to locate an acceptable target,  conduct an adequate due
            diligence   investigation   and  negotiate  a  successful   business
            combination;

      o Our ability to execute our business plan in compliance with the requirements of Rule 419;

      o The potential development of a public trading market for the combined companies' shares.

These statements are forward-looking and reflect our current beliefs, opinions and expectations. They are subject to a number of risks and uncertainties, including the risk factors and other uncertainties described in this prospectus. We do not intend to update our forward-looking statements. In light of the many risks and uncertainties surrounding our business plan, potential purchasers of our shares should be aware that we can provide no assurance that any of the forward-looking statements in this prospectus will occur or prove to be accurate.

                         OUR DISTRIBUTION IS SUBJECT TO
                   SECURITIES AND EXCHANGE COMMISSION RULE 419

We are a "blank check company" as defined in Rule 419. Our business plan may be described as a "blind pool" because neither you nor we know what the business of our company will be. This section explains the requirements of Rule 419 and describes the procedures we will implement to insure compliance with that Rule.

PURPOSES AND BACKGROUND OF  RULE 419

Blank check companies have been used as vehicles for fraud and manipulation in the penny stock market. In response to a Congressional mandate, the SEC adopted Rule 419, which requires blank check companies to implement certain safekeeping, disclosure and reconfirmation procedures in their public offerings, including:

      o Depositing at least 90% of any net offering proceeds in escrow until the requirements of Rule 419 have been satisfied and an acquisition has been completed;

      o Depositing all stock certificates for shares distributed to the public in escrow until the requirements of Rule 419 have been satisfied and an acquisition has been completed;

      o Conducting a reconfirmation offering for the purpose of giving public stockholders an opportunity to review and consider detailed prospectus disclosure concerning a proposed acquisition;

      o Giving each public stockholder an opportunity to either approve the proposed acquisition and retain his shares, or reject the proposed acquisition and unwind his share acquisition transaction;

      o Unwinding individual transactions with any public stockholders that fail to approve the reconfirmation offering in writing; and

      o Returning all offering proceeds if a specified percentage of the public stockholders do not approve the reconfirmation offering in writing, or if an acquisition is not closed within eighteen months.

APPLICATION OF RULE 419

Rule 419 applies to every registration statement filed by a blank check company. The staff of the SEC's Division of Corporation finance has taken the position that Rule 419 applies to both issuer transactions and the resale of outstanding securities. We will comply with the applicable requirements of Rule 419.

All stock certificates representing all issued and outstanding shares have been deposited in the Rule 419 escrow. Those certificates will be held in trust for the sole benefit of the stockholder until we negotiate an acquisition and comply with the disclosure, reconfirmation and closing requirements of Rule 419.

All shares deposited in the Rule 419 escrow will be represented by individual stock certificates that are registered in the names of the individual stockholders. While certificates for the shares are held in the Rule 419 escrow, the stockholders will be entitled to all of the voting and other rights of stockholders of our company. However, shares deposited in the Rule 419 escrow may not be sold or transferred by the stockholders, except upon death or pursuant to a qualified domestic relations order.

SELLING STOCKHOLDERS

Our Selling Stockholders represent all the purchasers of our founders' shares and will have the right to terminate their agreements without penalty until they approve the terms of our reconfirmation offering in writing. Notwithstanding such approval, all contracts for the resale of founders' shares will be contingent on the successful completion of our reconfirmation offering to the stockholders. Purchasers of founders' shares will not be required or permitted to pay for founders' shares until the related business combination has closed. Therefore, the resale of our Selling Stockholders' shares will not result in any proceeds that can be deposited in escrow.

When our Selling Stockholders agree to resell their founders' shares, they will promptly deposit certificates for those shares in the Rule 419 escrow where they will be held in trust until we complete our reconfirmation offering and close a business combination. Resale transactions for Selling Stockholders' shares will close concurrently with or promptly after the related business combination closing.

Shares deposited in the Rule 419 escrow will be registered in the name of the selling stockholder and accompanied by duly executed instruments of transfer. Purchasers of the Selling Stockholders' shares will not obtain title to their shares or have any voting or other stockholders' rights until the resale transactions are closed. Pending closing of the resale transactions, all voting and other stockholders rights will remain vested in our Selling Stockholders.

RECONFIRMATION OFFERING

Rule 419 requires us to conduct a reconfirmation offering before we close a business combination. We will take the following steps to insure compliance with the requirements of Rule 419:

      o When we negotiate a business combination, we will sign a preliminary agreement that is contingent on the approval of the target's stockholders and subject to the completion of our reconfirmation offering.

      o When our officers negotiate agreements for the resale of Selling Stockholders' shares, they will sign agreements that are contingent on the purchaser's approval of our reconfirmation offering and subject to the completion of our reconfirmation offering.

      o When conditional agreements have been signed by all parties, we will file a post-effective amendment to our registration statement that contains the information required by the Rule 419(e) (1) (i) -
            (iii), together with other appropriate disclosure.

      o Before we conduct our reconfirmation offering, we will deliver an updated prospectus to each stockholder of the target and each purchaser of the Selling Stockholders' shares.

      o When all necessary parties approve our reconfirmation offering, we will sign definitive agreements that are only subject to the successful completion of our reconfirmation offering.

      o     After  signing the  definitive  agreements,  we will deliver a final
            prospectus   to   each   Selling   Stockholder   and   conduct   our
            reconfirmation offering.

In connection with our reconfirmation offering, each current stockholder will be given at least twenty days and not more than forty-five days to consider the prospectus information and make reconfirmation decision. Each such stockholder will then be required to approve the terms of our reconfirmation offering in writing.

Rule 419 requires us to treat a stockholder's failure to respond to our reconfirmation offering as a rejection of the reconfirmation offering terms. If a specified percentage of the stockholders do not approve the terms of our reconfirmation offering in writing, all proposed transactions will be abandoned.

Our stockholders should understand that if our reconfirmation offering provides for a relatively low reconfirmation threshold, they might not be able to rely on the collective business judgment of a large number of other stockholders in making a reconfirmation decision. Conversely, if our reconfirmation offering provides for a relatively high reconfirmation threshold, the stockholders as a group might have the power to overrule individual decisions.

After we complete our reconfirmation offering and close a business combination, we will send a notice of completion to the escrow agent. This notice will include a copy of our final prospectus and identify the stockholders that approved the terms of our reconfirmation offering in writing. Upon the receipt of this notice, the escrow agent will release all of the remaining stock certificates from the Rule 419 escrow and we will file a prospectus supplement that indicates the number of shares released from the Rule 419 escrow and the date of such release.

Subject to the limitations described in this prospectus, certain Selling Stockholders may resell or transfer all or any portion of their shares to existing shareholders, participants in a business combination and others. The proceeds from the resale of the Selling Stockholder shares may be substantial. We will not have any interest in the proceeds from the resale of any affiliate shares.

REPORTS TO STOCKHOLDERS

We plan to furnish our stockholders with an annual report for each fiscal year containing financial statements audited by our independent certified public accountants. Additionally, we may, in our sole discretion, issue unaudited quarterly or other interim reports to our stockholders when we deem appropriate. We intend to comply with the periodic reporting requirements of the 1934 Act for so long as we are subject to those requirements.

                                 USE OF PROCEEDS

If we close a business combination, we will retain equity consideration in connection with the issuance of our shares. It is impossible to predict the value of such shares.

There can no assurances that any business combination will be completed. In that event, there is a substantial risk to us that failure to complete a business combination will significantly restrict our business operation and force management to cease operations and liquidate our company.

Subject to the limitations described in this prospectus, certain affiliates may resell or transfer all or any portion of their shares to existing shareholders, participants in a business combination and others. The proceeds from the resale of affiliate shares may be substantial. We will not have any interest in the proceeds from the resale of any affiliate shares.

REPORTS TO STOCKHOLDERS

We plan to furnish our stockholders with an annual report for each fiscal year containing financial statements audited by our independent certified public accountants. Additionally, we may, in our sole discretion, issue unaudited quarterly or other interim reports to our stockholders when we deem appropriate. We intend to comply with the periodic reporting requirements of the 1934 Act for so long as we are subject to those requirements.

                    ARBITRARY DETERMINATION OF OFFERING PRICE

We have not commenced negotiating a price for our shares since we are not in a position to negotiate a price until a business combination candidate is available and a post-effective amendment is prepared, filed and distributed to all of our shareholders.

                                    DILUTION

On the date of this prospectus, our net tangible book value is $0.00, or approximately $0.00 per share. Since the potential transfer and/or sale of our original shareholder shares involves currently issued and outstanding shares, it will not change the net tangible book value of our stock. We cannot predict whether a business combination will ultimately result in dilution to the investors. If the target has a weak balance sheet, a business combination may result in significant dilution. If a target has a relatively strong balance sheet, there may be no material dilution. If appropriate, the prospectus for our reconfirmation offering will include a detailed dilution discussion.

                                 CAPITALIZATION

The following table sets forth our capitalization at September 30, 2004. The table also presents as adjusted information that gives retroactive effect to the completion of the original shareholder distribution. This data is qualified in its entirety by our financial statements.

                                                        As of September 30, 2004
                                                        ------------------------

Common stock, $0.001 par value, 50,000,000 shares
authorized, 1,850,000 shares issued and outstanding,                 $ 1,850

Preferred, $0.001 par value, 50,000,000 shares authorized,
no shares issued and outstanding                                           0

Additional paid-in capital                                                 0

Deficit accumulated during development stage                          (31,850)
                                                                      -------

Total stockholders' deficiency                                        (30,000)
                                                                      -------

                                LEGAL PROCEEDINGS

Neither our company nor any of our affiliates are a party, nor is any of their property subject, to material pending legal proceedings or material proceedings known to be contemplated by governmental authorities.

                      MANAGEMENTS' DISCUSSION AND ANALYSIS

                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

GENERAL

We intend to seek to acquire assets or shares of an entity actively engaged in business which generates revenues, in exchange for its securities. We have no particular acquisitions in mind and have not entered into any negotiations regarding such an acquisition. None of our officers, directors, promoters or affiliates have engaged in any preliminary contact or discussions with any representative of any other company regarding the possibility of an acquisition or merger between our company and such other company as of the date of this registration statement.

As stated hereinabove, we will not acquire or merge with any entity which cannot provide independent audited financial statements prior to our filing a post-effective amendment and subsequently closing of the proposed transaction. We will be subject to all of the reporting requirements included in the 1934 Act upon filing a Form 8-K subsequent to the effectiveness of this registration statement. Included in these requirements is the affirmative duty to file independent audited financial statements as part of its Form 8-K to be filed with the SEC upon consummation of a merger or acquisition, as well as the Company's audited financial statements included in its annual report on Form 10-K. If such audited financial statements are not available prior to closing, or within time parameters necessary to insure our compliance with the requirements of Rule 419, or if the audited financial statements provided do not conform to the representations made by the candidate to be acquired in the closing documents, the closing will not be possible.

PRESENT FINANCIAL CONDITION

We were incorporated in the State of Colorado on August 21, 2003. Our founders acquired 1,850,000 shares of our common stock at our company's par value of $0.001, for a total of $1,850.

The shares were issued pursuant to Section 4(2) of the Securities Act of 1933 (the "Act") and are restricted securities within the meaning of Rule 144 of the Act.

We have incurred organization, operating and offering costs of $31,850 through September 30, 2004. All costs have been or will be paid by our president, Doug Dyer, who will continue to do so until a business combination is completed on behalf of the Company. Upon our request, Mr. Dyer has orally agreed to advance our company the sum of up to $50,000 for future costs and expenses in completing this offering and locating a business combination.

LIQUIDITY AND CAPITAL RESOURCES

Our company remains in the development stage and, since inception, has experienced no significant change in liquidity or capital resources or stockholder's equity. Our company's balance sheet as of September 30, 2004, reflects a current asset value of $0.00, and a total asset value of $0.00.

PLAN OF OPERATIONS

We will use our available cash resources created from advances obtained from Mr. Dyer to pay the cost of operating our company, investigating business opportunities, negotiating a business combination and preparing the required post-effective amendment to our registration statement. We will not pay any compensation to our officers, but we will reimburse of-of-pocket expenses, if any, which they might incur on our behalf.

We intend to request a reasonable due diligence fee before we begin a detailed investigation into the affairs of any potential target. There can be no assurance that any potential target will be willing to pay a due diligence fee or that any due diligence fees we receive will be sufficient to offset the out-of-pocket cost incurred.

Rule 419 will require that we deregister the Selling Stockholder's shares and acquisition shares if we are unable to negotiate a business combination, complete our reconfirmation offering and close the transaction within eighteen
(18) months from the date of this prospectus. If we ultimately conclude that we will be unable to meet this deadline, we will promptly distribute our remaining assets, if any, to our stockholders and liquidate our company. We believe that our available cash resources will be adequate for our anticipated needs although there can be no assurance that Mr. Dyer will have or make available to us all the funds he has agreed to advance to us upon our request.

Nevertheless, we may run out of money if a particular investigation requires significant technical expertise or if we spend substantial amounts of money investigating a potential target and then determine that the potential target is not acceptable.

The SEC's integration and general solicitation rules will preclude private placement transactions until we complete our reconfirmation offering and close the associated business combination. Therefore, we will be unable to obtain funds by seeking additional securities. We have the corporate power to borrow money but credit, in excess of the advances agreed by Mr. Dyer, is not likely to be available. Our officers have no duty to loan money to our company. If we spend all of the cash advances available to us and are unable to obtain additional financing, we will be forced to abandon our business and liquidate.

                                PROPOSED BUSINESS

GENERAL

We are a blank check company. Our goal is to engage in a business combination on terms that will give our stockholders a reasonable share of the increased market value that ordinarily arises when a private company makes the transition to public ownership. We have not engaged in any substantive business to date and we have no plans to engage in any particular business in the future. We will not limit our search to a particular industry.

The IPO market has been weak since the spring of 2000 and many proposed IPO's have been delayed or abandoned. Despite uncertain market conditions, we believe that a substantial number of adequately financed private companies want to become publicly held in order to satisfy the requirements of their early-stage investors and implement their growth strategies. We believe our blank check company structure may present a viable alternative for certain private companies that want to be publicly held, but have been unable to conduct an IPO.

OVERVIEW OF SHELL TRANSACTIONS.

The two most common ways for a private company to "go public" are a traditional IPO, or a business combination with a public shell. Most private companies that decide to go public do so because they need to raise capital, but financing is not the only reason private companies decide to go public. Other reasons include:

      o Increasing total stockholder value by transforming a private company into a public company;

      o Creating an "alternative currency" (i.e., publicly traded shares) that can be used for acquisitions;

      o     Facilitating equity-based compensation for employees and management;

      o     Providing   investment   liquidity   for   investors   and  minority
            stockholders; and

      o     Preparing a foundation for future financing activities.

We believe an IPO is usually preferable to a shell transaction, but in cases where an adequately financed private company wants to go public for reasons other than a current need for additional capital, we believe it is important for the management and owners to carefully consider the pros and cons of each alternative. The following table highlights some of the differences we believe the management and owners of a private company should consider before deciding between an IPO and a shell transaction.

CHARACTERISTICS OF IPO MARKET                                   CHARACTERISTICS OF BUSINESS COMBINATION MARKET
-----------------------------                                   ----------------------------------------------
An IPO usually generates substantial cash proceeds and          Business combinations do not usually generate
dilutes the ownership interest of insiders.                     substantial cash proceeds or dilute ownership.

The IPO market can be "trendy," and if a company is not in a    The business combination market is frequently less
"hot" industry it can be difficult or impossible to conduct     concerned with current market trends.
an IPO.

Secondary markets develop rapidly, the markets are generally    Secondary markets develop slowly, liquidity is often a
liquid and there is usually a good balance between sellers      problem and there are frequently more sellers than
and buyers.                                                     buyers.

The IPO market is very sensitive to current market conditions   The business combination market has less sensitivity
and deals are frequently aborted or delayed at a relatively     to current market conditions and deals are less likely
late stage in the process.                                      to be aborted or delayed in their final stages.

The IPO market has a high degree of visibility and companies    The business combination market has relatively low
that complete an IPO find it relatively easy to develop         visibility and companies frequently find it difficult
"institutional" interest in their stock.                        to develop "institutional" interest in their stock.

Because of the competition and due diligence associated with    Companies that engage in shell transactions are
the IPO process, companies that complete an IPO are often       generally viewed with skepticism for an extended
perceived as more substantial and credible.                     period of time.

The generic term "public shell" can be used to describe any existing company that has no substantial business activities, a relatively large stockholder base and outstanding stock that may be lawfully resold by the holders. Within this broad definition, there are substantial variations in the structure, value and overall utility of public shells. The factors that are typically considered when evaluating a public shell include:

      o Control status Public shells that can offer a controlling interest to the owners of a target are generally more desirable than shells that cannot implement a change in control.

      o Regulatory status Public shells that are registered with the SEC are generally more desirable than shells that will be required to register with the SEC at some future date.

      o 1933 Act registration Public shells that can issue registered stock in connection with a business combination are generally more desirable than shells that can only issue restricted stock.

      o Trading status Public shells that are listed for trading or eligible for immediate listing are generally more desirable than shells that will be required to pursue a listing at a future date.

      o Available resources Public shells that have available resources, particularly cash resources, are generally more desirable than shells that have no available resources or material liabilities.

      o Prior operations Public shells that have no prior operations are generally more desirable than shells that have prior operations and the potential for contingent liabilities.

      o Stock distribution Public shells that have a substantial number of existing stockholders and a relatively even distribution of stock ownership are generally more desirable than shells that have a small number of stockholders, or a few stockholders who control large blocks of stock.

In developing a structure for our blank check company, we have endeavored to maximize our competitive advantages and minimize our competitive disadvantages. Therefore, we believe our company will have a strong competitive position when compared with other available public shells. We can provide no assurances to you, however, that potential targets will find our structure more desirable than competitive shells.

INFORMATION REQUIREMENTS FOR TARGETS

We must file a post effective amendment to our registration statement and conduct a reconfirmation offering before we close a business combination. Rule 419(e)(1) requires that the amendment contain:

      o     The  information  specified by Form S-1 and the applicable  Industry
            Guides;

      o Audited balance sheets as of the end of the two most recently completed fiscal years and unaudited interim balance sheets for the dates specified in Regulation S-X;

      o Audited statements of income and cash flow for the three most recently completed fiscal years and unaudited interim statements of income and cash flow for the periods specified in Regulation S-X; and

      o     Unaudited pro forma financial information on the combined companies.

We cannot enter a business combination with a target that cannot provide the foregoing information. Our future SEC filings must comply with the requirements of Regulations S-K and S-X, which can more complex than their counterparts under Regulation S-B. Therefore, the owners of a potential target may decide that added cost of regulatory compliance will make our company less desirable than a competing public shell.

SELECTING A TARGET

Immediately upon approval of this Prospectus we anticipate that our officers and a variety of unaffiliated sources will bring potential targets to our attention. Potential lead sources include broker/dealers, investment bankers, venture capitalists, attorneys and other members of the financial community, who may present solicited or unsolicited proposals. We will not enter into exclusive relationships with professional firms that specialize in business acquisitions. We may, however, agree to work with such firms on a non-exclusive basis.

In evaluating potential targets, our officers will ordinarily consider the following factors, among others:

      o     The  target's   liquidity,   financial   condition  and  results  of
            operation;

      o     The target's growth potential and future capital requirements;

      o The nature, competitive position and market potential of the target's products, processes or services;

      o The relative strengths and weaknesses of the target's intellectual property protection;

      o The education, experience and abilities of the target's management and key personnel;

      o     The regulatory environment within the target's industry; and

      o The market performance of the equity securities of similar public companies in the target's industry.

The foregoing is not an exhaustive list of factors we may consider in our evaluation of potential targets. We will also consider other factors that our officers deem relevant under the circumstances. In evaluating a potential target, we intend to conduct a due diligence review that will include, among other things, meetings with management and key staff, inspection of properties and facilities, reviews of material contracts, financial statements and projections, and any other matters that we believe are relevant under the circumstances.

Our registration statement includes 15,000,000 acquisition shares that we may issue in connection with a business combination. It also includes 1,850,000 shares that our founders may resell to our advisors, owners of a target and other participants in the business combination. Within these limits, our officers will have unlimited flexibility to structure a business combination and establish for the resale of the founders' shares.

The time, effort and expense required to evaluate a target and negotiate a business combination cannot be predicted with any degree of accuracy. We do not have any full-time employees. Our officers act as part-time employees but are not required to devote any specific amount of time to our business. If our officers do not devote adequate time to investigation, due diligence and negotiations, we may be unable to identify a suitable target, negotiate a business combination and comply with the requirements of Rule 419 in a timely manner.

LIMITED ABILITY TO EVALUATE MANAGEMENT

We intend to evaluate the management of a potential target when considering the desirability of a business combination. We cannot assure you that our assessment will prove to be correct or that a target's management will possess the particular skills, qualifications and abilities required to effectively manage a public company.

We may require the target to recruit additional personnel to supplement its current management team. We cannot assure you that a target will have the ability to recruit additional managers, or that any new management team members that are recruited will have the requisite skills, knowledge or experience.

While one or more of our officers may remain involved in the affairs of the combined companies, they are not likely to have execute or board level authority. While our officers have significant experience in a variety of industries, we cannot assure you that they will have significant experience or knowledge relating to the operations of a particular target. The prospectus for our reconfirmation offering will include summary information on the identity, education and experience of the officers, directors and key personnel of the target.

VALUATION OF TARGETS

Our board of directors intends to rely on established metrics that are generally used in the financial community to determine the value of a target and negotiate the terms of a business combination. Our board of directors will ordinarily begin its evaluation of a target using the following objective factors, among others:

      o     The target's audited balance sheet;

      o     The target's historical and projected sales; and

      o The target's historical and projected results of operations and cash flow.

In most cases, our board of directors will also consider a variety of subjective factors that can have a positive or negative impact on valuation decisions, including:

      o Overall conditions in the target's industry and the target's competitive position within its industry;

      o The relative strengths and weaknesses of the target's business development plans;

      o     The market  capitalization  of similarly  situated public companies;
            and

      o The relative strengths and weaknesses of the target, compared with similarly situated public companies.

Based on their analysis, our board of directors will reach a conclusion concerning the fair market value of a target. It will then attempt to negotiate a business combination that maximizes stockholder value. The board of directors may retain independent experts to assist in the evaluation of a target but it is not required to do so.

The valuation of a potential target is an inherently subjective process that is subject to a substantial degree of risk and uncertainty. Our directors are not experts in the evaluation of businesses. We can offer no assurance that our directors will be able to accurately assess the value of particular target. We can offer no assurance that our directors will be able to negotiate a business combination on terms that are advantageous to our stockholders. If a business combination is concluded, we can give you no assurance that the combined companies' shares will ever achieve a market price that is in line with the value determined by our board of directors.

AMEX LISTING STANDARDS

The following table summarizes the quantitative listing standards for companies that want to list their securities on the American Stock Exchange:

                                        STANDARD 1               STANDARD 2               STANDARD 3               STANDARD 4
                                        ----------               ----------               ----------               ----------
Operating History                           N/A                    2 years                   N/A                      N/A
Stockholders' Equity                     $4,000,000              $4,000,000               $ 4,000,000                 N/A
Net  income in last year or two         $   750,000                  N/A                     N/A                      N/A
of three most recent years
Total Market Capitalization                 N/A                      N/A                  $50,000,000            $75,000,000 or
Total Assets                                                                              $75,000,000           $75,000,000 and
Total Revenue                                                                                                     $75,000,000
Minimum Share Price                         $3                       $3                      N/A                      N/A
Market value of public float            $3,000,000               $15,000,000             $15,000,000              $20,000,000

DISTRIBUTION ALTERNATIVES

800 public stockholders and 500,000 shares publicly held or 400 public stockholders and 1,000,000 shares publicly held or 400 public stockholders, 500,000 shares publicly held and average daily trading volume of 2,000 shares for last six months.

NASDAQ LISTING STANDARDS

The following table summarizes the quantitative listing standards for companies that want to list their securities on the Nasdaq Stock Market:

Operating History                                               1 year and                                    N/A
Stockholders' equity                                         $5,000,000 or                            $15,000,000

Net income in last year or two of                            $  750,000 or                             $1,000,000
three most recent years

Market capitalization                                          $50,000,000                                    N/A
Total Assets                                                           N/A                                    N/A
Total Revenue                                                                                                 N/A

Minimum price                                                        $4.00                                  $5.00
Market value of float                                           $5,000,000                             $8,000,000
Number of stockholders                                                 300                                    400
Number of publicly held shares                                   1,000,000                              1,100,000

We have 33 stockholders which is insufficient to meet the listing requirements for any exchange. This initial number is likely to decline in connection with our reconfirmation offering. We will endeavor to negotiate a business combination with a target that has sufficient operating history, stockholders' equity, number of stockholders and net income to satisfy the applicable Amex or Nasdaq listing standards. If we are successful in negotiating a proposed transaction with a target that believes the combined companies can satisfy the quantitative listing standards for an Amex or Nasdaq listing, the target may ask us to modify our capital structure by implementing a forward or reverse stock split to facilitate their planned listing application. As long as the aggregate percentage interests of the various classes of stockholders remain unchanged, we are likely to comply with such a request. We will not, however, negotiate a business combination on terms that would result in the combined companies having a public float of less than 1,850,000 shares.

There is no assurance that we will be able to negotiate a business combination with a target that has sufficient operating history, stockholders' equity and net income to satisfy the applicable Amex or Nasdaq listing standards. Even if the quantitative standards are met, the Amex or Nasdaq listing may require the combined companies to establish a trading history before considering a listing application. Therefore, the combined companies' shares will likely have to begin trading on the OTC Bulletin Board, the Pink Sheets or the proposed BBX, and wait to apply for an Amex or Nasdaq listing until all applicable listing standards are met. Under the circumstances, there is no assurance our shares will ever qualify for an Amex or Nasdaq listing.

STRUCTURING A BUSINESS COMBINATION

We believe the most likely business combination structure will involve a "reverse takeover" where we issue acquisition shares in exchange for the assets or outstanding stock of the target. Upon the completion of a reverse takeover, we expect that the former stockholders of the target will likely own a substantial majority interest in the combined companies. Since the ongoing costs and expenses associated with reporting under the Exchange Act can be a significant burden for a small company, we believe that larger established companies are better suited to shell transactions than small entrepreneurial companies. Moreover, a substantial transaction will be required to meet the minimum listing standards for the Amex or Nasdaq.

NO RIGHT TO APPROVE SPECIFIC TERMS

We do not intend to provide information to our stockholders regarding our evaluation of potential targets or the progress of negotiations. Our officers will have the necessary executive and equity voting power to unilaterally approve all corporate actions until we close a business combination. As a result, non officer selling stockholders will have no effective voice in decisions made by management and will be entirely dependent on management's judgment in the selection of a target and the negotiation of the specific terms of a business combination.

Under Colorado law, the stockholders of a corporation are not entitled to vote with respect to the terms of a stock issuance transaction that does not involve a statutory merger, even if the transaction will result in a change in control. We presently intend to structure a business combination as an exchange of stock in our company for the assets or outstanding stock of a target. Since we do not intend to conduct a statutory merger with a target, we do not intend to seek prior stockholder approval of the terms of a proposed business combination.

Rule 419 will not give stockholders voting rights that they do not otherwise possess under Colorado law. If we successfully negotiate a business combination, the proposed transaction will be presented to our selling stockholders as an integrated whole. Each stockholder will then be required to make an independent decision about whether he wants to remain a stockholder. If a stockholder does not approve our reconfirmation offering in writing, Rule 419 requires us to treat the failure to act as a rejection of our reconfirmation offering. If the requisite percentage of stockholders does not reconfirm their subscriptions in writing, we will not close a proposed business combination.

Rule 419 does not require that a specific percentage of stockholders accept our reconfirmation offering. Instead, Rule 419 leaves that issue to negotiations between our company and the target. If the terms of our reconfirmation offering establish a relatively low reconfirmation threshold, non officer stockholders will not necessarily be able to rely on the collective business judgment of others in making their decisions.

We will endeavor to structure a business combination so as to achieve the most favorable tax treatment to us, the target and the stockholders of both companies. We cannot assure you, however, that the Internal Revenue Service or any state tax authority will agree with our tax treatment of the business combination.

BUSINESS DIVERSIFICATION IS UNLIKELY

Rule 419 will require that we conduct our reconfirmation offering as soon as we negotiate a transaction where the fair value of the business or assets to be acquired exceeds $2,696,000, calculated as 80% of the estimated value of the maximum number of shares in exchange for the stock or assets of a target, any material acquisition is almost certain to result in a change in control.

We will probably not be able to diversify our operations or benefit from the spreading of risks or offsetting of losses. We will probably be dependent upon the development or market acceptance of a single or limited number of products, processes or services. Our probable lack of diversification may subject us to a variety of economic, competitive and regulatory risks, any or all of which may have a substantial adverse impact on our future business. Accordingly, there is no assurance that our future operations will be commercially viable.

FINDERS' FEES

If our company or the target agrees to pay cash finders' fees, the payments will reduce the cash resources of the combined companies. If our company or the target agrees to pay stock-based finders' fees, the share issuances will reduce the number of shares that would otherwise be available to the owners of a target. Therefore, we believe the target should participate in all decisions respecting the payment of finders' fees. Accordingly, we will not agree to pay any finders' fees or similar compensation without the express consent of the target.

We will not pay finders' fees, commissions or similar compensation to our officers or their respective affiliates. Our company and our officers will not pay any finders' fees, commissions or similar compensation to persons who are not duly licensed broker/dealers without first obtaining an opinion of legal counsel that registration is not required under the circumstances.

Our reconfirmation offering prospectus will disclose the material terms of any agreements for the direct or indirect payment of finders' fees, commissions or similar compensation by our company and/or our officers.

COMPETITION

We expect to encounter substantial competition in our efforts to locate attractive opportunities, primarily from business development companies, venture capital partnerships and corporations, venture capital affiliates of large industrial and financial companies, small investment companies, and wealthy individuals. Many of these entities will have significantly greater experience, resources and managerial capabilities than our company and will therefore be in a better position than us to obtain access to attractive business opportunities. We also will experience competition from other public "blind pool" companies, many of which may have more capital available than us.

We will remain an insignificant player among the firms that engage in business combinations. There are many established venture capital and financial concerns which have significantly greater financial and personnel resources and technical expertise than us. In view of our combined limited financial resources and limited management availability, we will continue to be at a significant competitive disadvantage compared to our competitors.

Also, we will be competing with a large number of other small public, blank check companies located throughout the United States.

EMPLOYEES

We presently have no full or part time employees. Our officers and directors are engaged in outside business activities, and the aggregate amount of time they will collectively devote to our business will be approximately ten (10) hours per week; however, they will receive no compensation from us for their activity other than the common stock shares issued and disclosed in this offering. Upon completion of the public offering, it is anticipated that management will devote the time necessary each month to our affairs or until a successful acquisition of a business has been completed.

FACILITIES

We are presently using the offices of two of our beneficial shareholders, Mr. Dyer and Mr. Brennan, as our office, an arrangement which we expect to continue until the completion of the business combination transaction. We presently do not own any equipment, and do not intend to purchase or lease any equipment prior to or upon completion of this offering.

PERIODIC REPORTING AND AUDITED FINANCIAL STATEMENTS

We have filed a Form S-1 registration statement for this offering. Therefore, the combined companies will be subject to the reporting requirements of the 1934 Act, including the requirement that we file annual and quarterly reports with the SEC. In accordance with the requirements of Rule 419(f)(1) the combined companies will furnish stockholders audited financial statements for the first full fiscal year of operations following consummation of a business combination. We currently do not have a website; we will make available copies of our periodic filings to anyone upon written request.

NO ESTABLISHED MARKET

There has never been a public market for our stock. Even if we complete a business combination, our stock will not qualify for an immediate Amex or Nasdaq listing. At present, the securities of public companies that do not qualify for an Amex or Nasdaq listing are either quoted on the OTC Bulletin Board or published in the Pink Sheets. The markets for OTC Bulletin Board and Pink Sheet securities are notoriously illiquid and volatile. There is no assurance that an active, stable or sustained market for our shares will ever develop.

We have not engaged in discussions or negotiations with potential market makers. We will not approach any market makers until a business combination is completed. We will not take any steps to seek a listing for our shares until the stock certificates are released from the Rule 419 escrow. We do not intend to use consultants or advisors to negotiate with potential market makers or promote an active trading market. Our officers and their respective affiliates will not recommend, encourage or advise stockholders to open brokerage accounts with any broker/dealer. Stockholders will have the exclusive authority to make their own decisions regarding whether to hold or sell their shares. We will not attempt to influence those decisions.

                                   MANAGEMENT

OFFICERS

The following table identifies our directors and executive officers.

NAME                                      AGE                    POSITION
----                                      ---                    --------
Douglas A. Dyer                            42             President and Director
Jack W. Eversull, Jr.                      62             Secretary and Director
John D. Lane                               57                    Director


The directors named above will serve until the first annual meeting of our stockholders. Thereafter, directors will be elected for three-year terms at the annual stockholders' meeting. Officers will hold their positions at the pleasure of the board of directors, absent any employment agreement, of which none currently exists or is contemplated. There is no arrangement or understanding between our directors and/or officers and any other person pursuant to which any director or officer was or is to be selected as a director or officer.

Our directors and officers will devote their time to our affairs on an "as needed" basis. As a result, the actual amount of time which they will devote to our affairs is unknown and is likely to vary substantially from month to month. However, we believe that our officers and directors will be capable of delivering an aggregate of at least ten (10) hours per week to our operations.

The following is a brief account of the business experience of each of our directors and executive officers.

Douglas A. Dyer, Director and President. Mr. Dyer has been the president of Contrarian since its inception in August 2003. Concurrently and since 1998, Mr. Dyer has been a founder and owner of Broad Street Ventures, LLC, an investment banking and venture capital firm. Prior to joining Broad Street, Mr. Dyer was a licensed representative, holding a Series 7 license, with several securities firms, including First Allied Securities, Inc. (1994-1996); Keogler Mergan, Inc. (1992-1994); Mid Atlantic Securities, Inc. (1991-1992); and Raymond James and Associates, Inc. (1986-1991).

Mr. Dyer has a Bachelor of Science degree in Finance from the University of Tennessee.

Jack W. Eversull, Jr., Director and Secretary. Mr. Eversull became an officer and director of Contrarian in March 2004. He is also currently engaged as the president of The Eversull Group, Inc., an investor relations firm which he founded in 1997. From 1964 to 1997, Mr. Eversull held various positions with Atmos Energy Corporation and its predecessors, including Vice President of Investor Relations (1989-1997); Senior Vice President, Governmental Affairs and Investor Relations (1988-1989); and Division President, Trans Louisiana Gas Company (1987-1988).

Mr. Eversull received an MBA in Finance and Marketing from Louisiana State University and a Bachelor of Science in Business Administration and Accounting from Northwestern State University.

John D. Lane, Director. Mr. Lane has been a director of Contrarian since August 2003. Concurrently and since 2001, Mr. Lane has been the principal executive officer of Lane Capital Markets, Inc., an investment banking concern. Prior to founding Lane Capital Markets, Inc., Mr. Lane held positions in several investment banking firms from 1984 to 2000, including Boettcher & Co., Inc.; Advest & Co., Inc.; Dain Bosworth, Inc.; and Moseley Hallgarten, Inc.

Since 2002, Mr. Lane has served as chairman of the National Association of Security Dealers ("NASD") District Business Conduct Committee (Boston, Massachusetts); he currently serves on the NASD Small Firm Advisory Board and on the NASD Corporate Finance Committee.

ADMINISTRATION OF OUR AFFAIRS

Our officers and directors have orally agreed to provide certain  administrative
services  for  us  until  we  complete  a  business   combination.   Under  this
arrangement, they are authorized to:

(a) provide all necessary office facilities and equipment,

(b) provide all necessary clerical, support and accounting staff,

(c) manage our day-to-day operations,

(d) manage our administrative, accounting and reporting functions,

(e) assist in the investigation of potential targets, and

(f) provide administrative support services to our officers and directors in connection with their efforts to identify a suitable target and negotiate a business combination.

We believe that our officers and director's facilities and staff will be adequate for our needs until we complete a business combination or liquidate our company. The services provided by our officers and directors are done gratis and no written agreement to provide the services exists. In the event our officers and directors should discontinue to provide the administrative services we require, we would have to use our cash advances from Mr. Dyer.

MANAGEMENT'S PRIOR INVOLVEMENT IN SHELL TRANSACTIONS

Current management and affiliates have been involved in the formation of a number of shell companies. The following summary reflects activity by our officers and affiliates with shell transactions.

Name of combined companies                   Leapfrog Smart Products       Americas Power Partners, Inc.     Cytation Corporation
Original name of the shell company             Albara Corporation           Oak Brook Capital II, Inc.        Stylex Homes, Inc.
Inactive since                                   September 2002                    Still active                  Still active
Name of target company                    Leapfrog Smart Products, Inc.    Americas Power Partners, Inc.     Cytation Corporation
Business of combined companies                Software Engineering             Energy Consulting and         Web-Based Education
                                                                                   Project Mgmt.
                                          -----------------------------    -----------------------------     --------------------
Closing date                                      February 2000                   September 1999                February 1999
                                          -----------------------------    -----------------------------     --------------------
Cash Fees paid by target                              None                           $100,000                        None

Shares issued to certain of our                      242,000                          330,000                      286,000
Affiliates

Percentage of ownership of Target
held by certain of our affiliates (1)
         Douglas A. Dyer                              1.43%                            1.71%                        1.55%
         James H. Brennan                             1.43%                            1.71%                        1.55%

Number of shares issued by Target to certain of our affiliates:

         Douglas A. Dyer                             121,000                          165,000                      143,000
         James H. Brennan                            121,000                          165,000                      143,000

Shares held by original public
stockholders (2)                                     792,000                          378,000                     1,200,000

Shares issued to target/advisors                    7,650,000                        9,300,000                    8,050,000

OTC Symbol                                            FROG                             APPN                          CYON

Trading since                                     February 2000                    January 2000                 February 1999

Highest sale price (*)                                $9.50                            $6.75                        $13.75

Lowest sale price (*)                                  **                              $0.01                         $0.10

Recent Bid (*)                                         **                              $0.01                         $3.00

(*)   Obtained  from  Bloomberg  and PC Quote,  January 1, 1999 through July 31,
      2004

(**)  No longer quoted or active

(a) The table does not include information on the profits received by Mr. Dyer or Mr. Brennan from the resale of shares held by them since the amount of services rendered to the each issuer was in excess of any income they derived from the sale of such shares.

(b) "Shares held by original public stockholders" is defined as those total number of shares that were issued and outstanding, prior to the issuance of shares in connection with the business combination.

In the above prior transactions, the stock of the combined companies has only qualified for listing on the OTC Bulletin Board or American Stock Exchange. In each of these transactions, the market prices have been highly volatile, and the markets have not been active, liquid or sustained. Leapfrog Smart Products, Inc. has subsequently been de-listed from the OTC Bulletin Board for failure to file their required 1934 Act reports in a timely manner and appears to have ceased any gainful activity.

Our officers and directors have also been involved in several prior "blank check" transactions. Utilizing a series of Form 10 Registration Statements, a total of ten (10) companies were created: Providence Capital I, Inc. through Providence Capital VII, Inc. and Providence Capital IX, Inc. and Providence Capital X, Inc. Of the ten blank check companies created, only four consummated mergers with target companies:

         Providence Capital I, Inc. (SEC Central Index Key 0001109483). In August 2000, Providence Capital I, Inc. entered into a business combination with United American Companies, Inc. that was structured as a reverse takeover. The stockholders of United American were issued 13,500,000 shares of Providence I common stock in exchange for all the issued and outstanding common stock of United American. The original stockholders of Providence I retained 1,500,000 shares, representing ten percent (10%) of the issued and outstanding shares of the merged company. United American's common stock was never publicly traded, and the company filed a Form 15-12G in May 2001, terminating their registration. They are no longer a reporting company.

         Providence Capital II, Inc. (SEC Central Index Key 0001110049). In August 2000, Providence Capital II, Inc. entered into a business combination with Lifelong.com, Inc. Structured as a reverse merger, Providence II issued 20,000,000 common stock shares to the Lifelong stockholders in return for all the outstanding and issued shares of Lifelong. The original Providence II stockholders retained 734,000 or 3.5% of the issued and outstanding common stock shares of the merged company. Lifelong has never been publicly traded and ceased operations in 2001.

         Providence Capital III, Inc. (SEC Central Index Key 0001110048) and Providence Capital IV, Inc. (SEC Central Index Key 0001110047) were not successful in locating a business combination and are non-operating companies.

         Providence Capital V, Inc. (SEC Central Index Key 0001110044). A reverse merger transaction was entered into between Providence V and Gourmet Station, Inc. in March 2001. Providence V issued 3,250,000 shares of its common stock to the stockholders of Gourmet and the original Providence stockholders retained 750,000 common stock shares (18.75%) Gourmet is still in operation but has never been publicly traded.

         Providence Capital VI, Inc. (SEC Central Index Key 0001110043) and Providence Capital VII, Inc. (SEC Central Index Key 0001110726) were unsuccessful in locating a business combination and are non-operating companies.

         Providence Capital IX, Inc. (SEC Central Index Key 0001110038). In June 2001, Providence IX, in a reverse merger, completed a business combination with Cachestream Corporation. In return for all the issued and outstanding common stock of Cachestream, its stockholders received 7,232,053 shares of common stock of Providence IX. The original stockholders of Providence IX retained 750,000 shares or 9.4% of the issued and outstanding common stock of Providence IX. Cachestream did not trade publicly and it is no longer an operating company.

         Providence Capital X, Inc. (SEC Central Index Key 0001110018) was not successful in locating a business combination and is a non-operating company.

Even if we are successful in completing a business combination, our ultimate business goal of achieving an active, liquid, stable and sustained public market for our common stock may not be achieved, as there can be no assurance that our business plan will be successful. Our shareholders are encouraged to independently review the available public information, including SEC reports, press releases and historical trading data, on the prior transactions effected by our officers and directors.

Detailed information on our officer's and director's activities with respect to these companies is included in the proxy statements and other SEC reports filed both before and after the business combinations. Additional information, including press releases and the trading history of these companies, is available from other public sources. Our shareholders are encouraged to independently review the available public information, including SEC reports, press releases and historical trading data, for the companies that were previously managed by certain of our officers and directors.

CONFLICTS OF INTEREST

Our officers and directors will devote only a small portion of their time to the affairs of the Company, estimated to be no more than an aggregate of ten (10) hours per week. There will be occasions when the time requirements of our business conflict with the demands of their other business and investment activities. Such conflicts may require that we attempt to employ additional personnel. There is no assurance that the services of such persons will be available or that they can be obtained upon terms favorable to us.

Douglas Dyer, our President, and certain of the Company's officers and directors intend to promote other "blank check" entities in the future. To the extent that other "blank check" entities exist and Contrarian has not been utilized, then a conflict would exist, as our officers and directors may be promoting more than one blank check company at any time.

There is no procedure in place which would allow our officers and directors to resolve potential conflicts in an arms-length fashion. Accordingly, they will be required to use their discretion to resolve them in a manner which they consider appropriate.

Our officers and directors may actively negotiate or otherwise consent to the purchase of a portion of their common stock as a condition to, or in connection with, a proposed merger or acquisition transaction. It is anticipated that a substantial premium over the initial cost of such shares may be paid by the purchaser in conjunction with any sale of shares by our officers and directors which is made as a condition to, or in connection with, a proposed merger or acquisition transaction. The fact that a substantial premium may be paid to our officers and directors to acquire their shares creates a potential conflict of interest for them in satisfying their fiduciary duties to us and our other shareholders.

Even though such a sale could result in a substantial profit to them, they would be legally required to make the decision based upon the best interests of our company and our other shareholders, rather than their own personal pecuniary benefit.

Shareholders have certain rights with regards to our management, in the event of breaches of certain obligations including loyalty and the misappropriation of a corporate opportunity. Shareholders may seek remedies under several provisions of the 1933 and 1934 acts. Sections 11 and 12 of the '33 Act help safeguard investors against materially false statements in Registration Statements (section 11); and against materially false statements in prospectuses and other communications (section 12). Remedies available under these sections include the reimbursement to the investor, by the company, of the consideration paid for the security, minus any gain received thereupon. Investors are also protected by section 10(b) of the '34 Act, which proscribes manipulative or deceptive practices in connection with the purchase or sale of a security; and by section 14(e) of the '34 Act, which proscribes material misstatements in connection with proxies. As many states, including Colorado, have securities laws modeled after the '33 and '34 Acts, remedies may be available under state law as well. In any case, lawsuits under section 11 of the '33 Act may be brought "at law or in equity, in any court of competent jurisdiction."

INDEMNIFICATION OF OFFICERS AND DIRECTORS

As permitted by Colorado law, our Articles of Incorporation provide that we will indemnify our directors and officers against expenses and liabilities they incur to defend, settle, or satisfy any civil or criminal action brought against them on account of their being or having been our directors or officers unless, in any such action, they are adjudged to have acted with gross negligence or willful misconduct. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the company pursuant to the foregoing provisions, we have been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in that Act and is, therefore, unenforceable.

EXCLUSION OF LIABILITY

Pursuant to the Colorado Business Corporation Act, our Articles of Incorporation exclude personal liability for our directors for monetary damages based upon any violation of their fiduciary duties as directors, except as to liability for any breach of the duty of loyalty, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, acts in violation of Section 7-106-401 of the Colorado Business Corporation Act, or any transaction from which a director receives an improper personal benefit. This exclusion of liability does not limit any right which a director may have to be indemnified and does not affect any director's liability under federal or applicable state securities laws.

BOARD OF DIRECTORS

Colorado provides that a corporation's board of directors may be divided into various classes with staggered terms of office. Our directors are elected for a term of three years and until their successors are elected and qualified.

We do not have an audit committee or a compensation committee. We do not intend to create an audit committee or a compensation committee until after the completion of a business combination.

NUMBER OF DIRECTORS

Our board of directors currently consists of three directors. The number of directors on our board may only be changed by a vote of a majority of our directors, subject to the rights of the holders of any outstanding series of our company's preferred stock to elect additional directors.

REMOVAL OF DIRECTORS

Our directors, or the entire board, may be removed for cause by the affirmative vote of the holders of at least 50% of the outstanding shares of common stock entitled to vote in the election of directors, voting as a single class and subject to the rights of the holders of any outstanding series of our company's preferred stock.

FILLING VACANCIES ON THE BOARD OF DIRECTORS

Any newly created directorships in our board of directors, resulting from any increase in the number of authorized directors or any vacancies, may be filled by a majority of the remaining members of such board of directors, even though less than a quorum, or in the case of our company, by a sole remaining director, subject to the rights of holders of any outstanding series of preferred stock. Newly created directorships or decreases in directorships in our board of directors are to be apportioned among the classes of directors so as to make all classes as nearly equal in number as practicable, provided that no decreases in the number of directors in our board of directors may shorten the term of any director then in office.

To the extent reasonably possible, any newly created directorship will be added to the class of directors whose term of office is to expire at the latest date following the creation of that directorship, unless otherwise provided for by resolution of the majority of the directors then in office.

Any newly eliminated directorship will be subtracted from the class whose office is to expire at the earliest date following the elimination of the directorship, unless otherwise provided for by resolution of the majority of the directors then in office.

ABILITY TO CALL SPECIAL MEETINGS

Special meetings of our stockholders may be called by our board of directors, by affirmative vote of a majority of the total number of authorized directors at that time, regardless of any vacancies, or by the Chief Executive Officer.

ADVANCE NOTICE PROVISIONS FOR STOCKHOLDER NOMINATIONS AND PROPOSALS

Our bylaws allow stockholders to nominate candidates for election to the board of directors at any annual or any special stockholder meeting at which the board of directors has determined that directors will be elected. In addition, the bylaws allow stockholders to propose business to be brought before any annual stockholder meeting. However, nominations and proposals may only be made by a stockholder who has given timely written notice to our Secretary before the annual or special stockholder meeting.

Under our bylaws, to be timely, notice of stockholder nominations or proposals to be made at our annual stockholder meeting must be received by our Secretary no less than 60 days nor more than 90 days before the first anniversary of the preceding year's annual stockholder meeting. If the date of the annual meeting is more than 30 days before or more than 60 days after the anniversary of the preceding year's annual stockholder meeting, notice will also be timely if delivered within 10 days of the date on which public announcement of the meeting was first made by us.

In addition, if the number of directors to be elected is increased and no public announcement is made by us naming all of the nominees or specifying the size of the increased board of directors at least 70 days before the first anniversary of the preceding year's annual meeting, or, if the date of the annual meeting is more than 30 days before or 60 days after the anniversary of the preceding year's annual meeting, at least 70 days before the annual meeting, a stockholder's notice will be considered timely, with respect to the nominees for any new positions created by the increase, if it is delivered to our Secretary within 10 days of the date on which public announcement of the meeting was first made by us.

Under our bylaws, to be timely, notice of a stockholder nomination to be made at a special stockholder meeting must be received no less than 60 days, nor more than 90 days, before a special meeting at which directors are to be elected or within 10 days of the date on which public announcement of the special meeting was first made by our company.

A stockholder's notice to us must set forth all of the following:

      o all information required to be disclosed in solicitations of proxies for election of directors, or information otherwise required by applicable law, relating to any person that the stockholder proposes to nominate for election or re-election as a director, including that person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected

      o a brief description of the business the stockholder proposes to bring before the meeting, the reasons for conducting that business at that meeting and any material interest of the stockholder in the business proposed

      o the stockholder's name and address as they appear on our books and the class and number of shares which are beneficially owned by the stockholder

      o The chairman of our stockholder meeting will have the power to determine whether the nomination or proposal was made by the stockholder in accordance with the advance notice procedures set forth in our bylaws.

      o If the chairman determines that the nomination or proposal is not in compliance with advance notice procedures, the chairman may declare that the defective proposal or nomination will be disregarded.

                EXECUTIVE COMPENSATION OF OFFICERS AND DIRECTORS

At our inception, our officers and directors received 1,850,000 shares of Common Stock valued at $0.001 (par value) per share in consideration for $1,514 in cash and pre-incorporation services rendered to our company related to investigating and developing our proposed business plan and capital structure, and completion of the incorporation and organization of our company valued at $336. None of our officers or directors has received any other compensation.

SUMMARY COMPENSATION TABLE

The following summary compensation table presents information about the compensation paid by us during our three most recent fiscal years to those individuals who were (i) our Chief Executive Officer (the "CEO") at the end of the last completed fiscal year, regardless of compensation level and (ii) our most highly compensated executive officer other than the CEO who was serving as an executive officer at the end of the last completed fiscal year and whose total annual salary and bonus for the last completed fiscal year exceeded $100,000 and (iii) three additional individuals who served as executive officers during 2003 (collectively, the "Named Executive Officers").

                   ANNUAL COMPENSATION LONG-TERM COMPENSATION

  NAME AND PRINCIPAL POSITION         YEAR     2004 BASE SALARY         BONUS              OPTIONS            COMPENSATION GRANTED
  ---------------------------         ----     ----------------         -----              -------            --------------------
  Douglas A. Dyer                     2004             0                  0                   0                        0
  Jack Eversull                       2004             0                  0                   0                        0
  John D. Lane                        2004             0                  0                   0                        0

It is possible that, after we successfully consummate a merger or acquisition with an unaffiliated entity, that entity may desire to employ or retain one or more members of our management for the purposes of providing services to the surviving entity, or otherwise provide other compensation to such persons. However, we have adopted a policy whereby the offer of any post-transaction remuneration to members of management will not be a consideration in our decision to undertake any proposed transaction. Each member of management has agreed to disclose to our Board of Directors any discussions concerning possible compensation to be paid to them by any entity which proposes to undertake a transaction with us and further, to abstain from voting on such transaction. Therefore, as a practical matter, if each member of our Board of Directors is offered compensation in any form from any prospective merger or acquisition candidate, the proposed transaction will not be approved by our Board of Directors as a result of the inability of the Board to affirmatively approve such a transaction.

We do not have an audit committee or a compensation committee. We do not intend to create an audit committee or a compensation committee until after the completion of a business combination.

No member of our management will receive any finders fee, either directly or indirectly, as a result of their respective efforts to implement our business plan outlined herein. Also, there are no plans, proposals, arrangements or understandings with respect to the sale or issuance of additional securities by our company prior to the location of an acquisition or merger candidate.

Although we have a very large amount of authorized but unissued common and preferred stock that may be issued without further shareholder approval or notice, it is our intention to avoid inhibiting certain transactions with prospective acquisition or merger candidates, based upon the perception by such candidate that they may be engaged in a rapidly expanding industry and cannot afford to proxy shareholders each time their management needs to authorize additional shares.

COMPENSATORY STOCK PLANS

We have adopted certain plans that will allow our company to pay or accrue additional compensation to our officers and directors for services related to seeking business opportunities and completing a merger or acquisition transaction. We have also adopted a compensatory stock-option plan for the benefit of directors and/or officers or other employees, and the Board of Directors may recommend implementation of such program in the foreseeable future.

Under the terms of our present consulting and advisory services plan, our Company is authorized to issue a maximum of 1,000,000 common shares from time to time, for the benefit of directors, officers, full time employees, consultants and advisors of our company or its subsidiaries and companies wholly owned by these individuals.

There have been no common shares or options issued under our compensatory stock option plan or under our consulting and advisory services plan

DIRECTOR COMPENSATION

Our directors, no matter whether they are officers or not, are not compensated for serving.

LIMITATION OF LIABILITY AND INDEMNIFICATION

Our Articles of Incorporation provide that a director of our company shall not be personally liable to us or any of our shareholders for monetary damages for breach of fiduciary duty as a director, except for liability:

(a) for any breach of the director's duty of loyalty to our company or our shareholders,

(b) for acts or omissions not in good faith or which involve gross negligence, intentional misconduct or a knowing violation of law,

(c) for any unlawful distribution as set forth in the Colorado Model Business Corporation Act of Colorado; or

(d) for any transaction from which the director derived an improper personal benefit. These provisions may have the effect in certain circumstances of reducing the likelihood of derivative litigation against directors.

While these  provisions may eliminate the right to recover monetary damages from
directors  in  various  circumstances,   rights  to  seek  injunctive  or  other
non-monetary relief is not eliminated.

                             PRINCIPAL STOCKHOLDERS

The following table contains information on the beneficial ownership of our common stock at September 30, 2004, as adjusted to reflect the issuance of 15,000,000 shares and the potential resale of 1,850,000 shares in connection with a business combination. Unless otherwise indicated, all persons named in the table have sole voting and investment power with respect to the shares beneficially owned by them. The table identifies:

      o Each person known by us to be the owner of more than 5% of the outstanding shares of common stock.

      o     Each of our officers and directors and their affiliates.

      o     All our officers and directors as a group.

                                     Before this Offering(1)          After this Offering(2)            After Combination(1)
Name and Address of                  -----------------------          ----------------------            --------------------
Beneficial Owner(2)                  Shares          Percent          Shares          Percent          Shares          Percent
-------------------                  ------          -------          ------          -------          ------          -------
Douglas A. Dyer                      403,394           21.8%           403,394          21.8%             0               0
James H. Brennan, III                403,394           21.8%           403,394          21.8%             0               0
Lane Capital Markets(3)              200,000           10.8%           200,000          10.8%             0               0
Chester Berry                         92,592            5.0%            92,592           5.0%             0               0
Tommy Lee Graham                      92,610            5.0%            92,610           5.0%             0               0
James F. Sattler                      92,610            5.0%            92,610           5.0%             0               0
Jack Eversull                         50,000            2.7%            50,000           2.7%             0               0
All Officers and Directors
as a Group (three persons)           653,394           35.3%           653,394          35.3%             0               0


(1) Based upon a total of 1,850,000 common shares being issued and outstanding, none of the 1,850,000 original shareholder shares will be sold in this offering but assumes that all shares will be sold at the time of completion of the business combination

(2) Unless otherwise specifically stated the address for all those listed is 735 Broad Street, Suite 218, Chattanooga, TN 37402.

(3) This entity is owned solely by one of our directors, John D. Lane and its address is; 263 Queens Grant Rd. Fairfield, CT. 06824.

Management has no plans to issue any additional securities to management, promoters or their affiliates or associates and will do so only if such issuance is in the best interests of shareholders of our company and complies with all applicable federal and state securities rules and regulations.

Each of our officers may be deemed to be a "promoter" of our company as that term is defined in Rule 12b-2 of the General Rules of the SEC promulgated under the 1934 Act.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In connection with the organization of our company, our founders, Mssrs. Dyer, Lane and Eversull, received 1,850,000 shares of common stock at a price of $0.001 (par value) per share for the sum of $1,514 cash, representing legal fees paid on behalf of the company and $336 in services as described below. The services included pre-incorporation planning, strategic planning and basic organizational planning, including, but not necessarily limited to, drafting of the business plan, attending organizational meetings, general corporate governance planning and providing information to prepare this statement registration. The shares were also issued in connection with future services expected to be rendered in connection with the implementation of the business plan including searching for a business combination.

Doug Dyer has also paid organizational costs, filing fees and auditing costs in connection with the incorporation of our company and filing of this registration statement. The aggregate amount of these costs is calculated at approximately $31,850, of which $30,000 has been advanced to us by Doug Dyer. Mr. Dyer has orally agreed to advance up to a total of $50,000.

Our company maintains a business address at the office of two of our affiliate shareholders, Mr. Dyer and Mr. Brennan. Mr. Brennan is a business associate and partner with Mr. Dyer in a business called Broad Street Ventures, LLC. As a result, we pay no rent and incur no expense for maintenance of an office and do not anticipate paying rent or incurring office expense in the future. All transactions between us and any of our officers or their respective affiliates will be on terms that we believe are no less favorable than the terms that could have been negotiated with unaffiliated third parties. All related party transactions will require prior approval from a majority of our disinterested directors.

                            DESCRIPTION OF SECURITIES

GENERAL

We are authorized to issue 50,000,000 shares of common stock, par value $0.001, and 50,000,000 shares of preferred stock, par value $0.001. As of the date of this prospectus, 1,850,000 shares of common stock are outstanding, held of record by 33 persons. No shares of preferred stock are currently outstanding. Our common shareholders do have preemptive rights and are not entitled to cumulative voting.

After the completion of a business combination, we will have approximately 33,150,000 shares of authorized and unissued common stock and 50,000,000 shares of authorized and unissued preferred stock. These authorized and unissued shares may be issued without stockholder approval at any time, in the sole discretion of our board of directors. The authorized and unissued shares may be issued for cash, to acquire property or for any other purpose that is deemed in the best interests of our company. Any decision to issue additional shares will reduce the percentage of our stockholders' equity held by the purchasers of the shares and could result in dilution of our net tangible book value.

The following is a summary of the principal attributes of the share capital of our company.

COMMON SHARES

The rights, privileges, restrictions and conditions attached to the common shares are as follows:

VOTING

Holders of our common shares shall be entitled to receive notice of and to attend and vote at all meetings of shareholders of our company, except meetings of holders of another class of shares. Each common share shall entitle the holder thereof to one vote.

DIVIDENDS

Subject to the preferences accorded to holders of our preferred shares and any other shares ranking senior to the common shares from time to time with respect to the payment of dividends, holders of common shares shall be entitled to receive, if, as and when declared by the board of directors, such dividends as may be declared thereon by the board of directors from time to time.

LIQUIDATION, DISSOLUTION OR WINDING-UP

In the event of the voluntary or involuntary liquidation, dissolution or winding-up of our company, or any other distribution of its assets among its shareholders for the purpose of winding-up its affairs, such event referred to herein as a distribution, holders of common shares shall be entitled, subject to the preferences accorded to our holders of the preferred shares and any other shares ranking senior to the common shares from time to time with respect to payment on a distribution, to share equally, share for share, in the remaining property of our company.

PREFERRED SHARES

Our articles of incorporation provide that the board of directors is authorized to provide for the issuance of shares of undesignated preferred stock in one or more series, and to fix the designations, powers, preferences and rights of the shares of each series and any qualifications, limitations or restrictions thereof.

The number of our authorized shares of undesignated preferred stock may be increased by the affirmative vote of the holders of a majority of our common stock, without a vote of the holders of preferred stock, unless their vote is required pursuant to the terms of any preferred stock then outstanding. The number of our authorized shares of undesignated preferred stock may be reduced or eliminated by the affirmative vote of the holders of 80% of our outstanding capital stock entitled to vote in the election of directors, voting together as a single class.

ATTRIBUTES

Subject to the filing of Articles of Amendment in accordance with the Act, our board of directors may from time to time fix, before issuance, the designation, rights, privileges, restrictions and conditions attached to each series of preferred shares including, without limiting the generality of the foregoing, the amount, if any, specified as being payable preferentially to such series on a distribution; the extent, if any, of further participation on a distribution; voting rights, if any; and dividend rights (including whether such dividends be preferential, cumulative or non-cumulative), if any.

LIQUIDATION

In the event of a distribution, holders of each series of preferred shares shall be entitled, in priority to holders of our common shares and any other shares ranking junior to the preferred shares from time to time with respect to payment on a distribution, to be paid ratably with holders of each other series of preferred shares the amount, if any, specified as being payable preferentially to the holders of such series on a distribution.

DIVIDENDS

The holders of each series of our preferred shares shall be entitled to dividends. We have never paid any dividends on our common shares and intend to retain our earnings to finance the growth and development of our business and do not expect to pay dividends in the near future. Our board of directors will review this policy from time to time having regard to our financing requirements, financial condition and other factors considered relevant.

CERTAIN PROTECTIVE PROVISIONS

GENERAL

Our articles and bylaws and the Colorado revised statutes contain certain provisions designed to enhance the ability of the board of directors to deal with attempts to acquire control of our company. These provisions may be deemed to have an anti-takeover effect and may discourage takeover attempts that have not been approved by the board of directors (including potential takeovers which certain shareholders may deem to be in their best interest) and may adversely effect the price that a potential purchaser would be willing to pay for our stock. These provisions also could discourage or make more difficult a merger, tender offer or proxy contest, even though such transaction may be favorable to the interests of shareholders, and could potentially adversely effect the price of our common stock.

The following briefly summarizes protective provisions contained in the articles, the bylaws and the Colorado revised statutes. This summary is necessarily general and is not intended to be a complete description of all the features and consequences of these provisions, and is qualified in its entirety by reference to our articles, bylaws and the provisions of the Colorado revised statutes.

AMENDMENT OF ARTICLES OF INCORPORATION

Under Colorado law, articles of incorporation of a Colorado corporation may be amended by approval of the board of directors of the corporation and the affirmative vote of the holders of a majority of the outstanding shares entitled to vote for the amendment, unless a higher vote is required by the corporation's articles of incorporation.

Our articles of incorporation provides that the affirmative vote of the holders of at least 50% of the outstanding shares of capital stock of our company entitled to vote in the election of directors, voting together as a single class, will be required to reduce or eliminate the number of authorized shares of common stock or preferred stock, or to amend, repeal or adopt any provision inconsistent with the provisions of the articles of incorporation which deal with the following:

      o     undesignated preferred stock

      o matters relating to the board of directors, including number of members, board classification, vacancies and removal

      o the powers and authority expressly conferred upon the board of directors

      o     the manner in which stockholder action may be effected

      o     amendments to bylaws

      o     business combinations with interested stockholders of our company

      o     indemnification of officers and directors of our company

      o     the   personal   liability  of  directors  to  our  company  or  our
            stockholders for breaches of fiduciary duty

      o     the amendment of our company's articles of incorporation

AMENDMENT OF BYLAWS

Under Colorado law, stockholders entitled to vote have the power to adopt, amend or repeal bylaws. In addition, a corporation may, in its articles of incorporation, confer such power upon the board of directors. The stockholders always have the power to adopt, amend or repeal bylaws, even though the board may also be delegated such power. Our board of directors is expressly authorized to adopt, amend and repeal the bylaws by an affirmative vote of a majority of the total number of authorized directors at that time, regardless of any vacancies.

Our bylaws may also be adopted, amended and repealed by the affirmative vote of the holders of at least 50% of the outstanding shares of capital stock entitled to vote in the election of directors, voting together as a single class.

LIMITATION OF LIABILITY OF DIRECTORS

The Colorado revised statutes permits a corporation to include a provision in its articles of incorporation eliminating or limiting the personal liability of a director or officer to the corporation or its stockholders for damages for a breach of the director's fiduciary duty, subject to certain limitations. Our articles of incorporation include such a provision to the maximum extent permitted by law.

While these provisions provide directors with protection from awards for monetary damages for breaches of their duty of care, they do not eliminate that duty. Accordingly, these provisions will have no effect on the availability of equitable remedies such as an injunction or rescission based on a director's breach of his duty of care.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Colorado revised statutes permit a corporation to indemnify officers and directors for actions taken in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the corporation, and with respect to any criminal action, which they had no reasonable cause to believe was unlawful. Our articles of incorporation and bylaws provide that any person who was or is a party or is threatened to be a party to or is involved in any action, suit, or proceeding, whether civil, criminal, administrative or investigative, because that person is or was a director or officer, or is or was serving at the request of either of us as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, will be indemnified against expenses, including attorney's fees, and held harmless by each of us to the fullest extent permitted by the Colorado revised statutes. The indemnification rights conferred by each of us are not exclusive of any other right to which persons seeking indemnification may be entitled under any statute, our articles of incorporation or bylaws, any agreement, vote of stockholders or disinterested directors or otherwise.

In addition, each of us is authorized to purchase and maintain insurance on behalf of its directors and officers. Additionally, each of us may pay expenses incurred by our directors or officers in defending a civil or criminal action, suit or proceeding because that person is a director or officer, in advance of the final disposition of that action, suit or proceeding. However, such payment will be made only if we receive an undertaking by or on behalf of that director or officer to repay all amounts advanced if it is ultimately determined that he or she is not entitled to be indemnified by us, as authorized by our articles of incorporation and bylaws.

TRANSFER AGENT

We are currently serving as our own transfer agent, and plan to continue to serve in that capacity until such time as management believes it is necessary or appropriate to employ an independent transfer agent in order to facilitate the creation of a public trading market for our securities. Since we do not currently expect any public market to develop for our securities until after we have completed a business combination, we do not currently anticipate that we will seek to employ an independent transfer agent until we have completed such a transaction.

                      INTEREST OF NAMED EXPERTS AND COUNSEL
                            IN REGISTRATION STATEMENT

No expert named in this prospectus was paid on a contingent basis or had a material interest in our company or any of its subsidiaries or was connected with our company or any of its subsidiaries as a promoter, underwriter, voting trustee, director, officer or employee.

              DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
                         FOR SECURITIES ACT LIABILITIES

Our Articles of Incorporation provide that a director shall not be personally liable to any of its shareholders for monetary damages for breach of fiduciary duty as a director, except liability for the following:

         (a) any breach of the director's duty of loyalty to our Company or its shareholders;

         (b) acts or omissions not in good faith or which involve gross negligence intentional misconduct or a knowing violation of law;

         (c) any unlawful distribution as set forth in the General Corporation Law of the State of Colorado; or

         (d) any transaction from which the director derived an improper personal benefit.

These provisions may have the effect in certain circumstances of reducing the likelihood of derivative litigation against directors. While these provisions may eliminate the right to recover monetary damages from directors in various circumstances, rights to seek injunctive or other non-monetary relief are not eliminated.

Our By-laws provide for indemnification of our directors to the fullest extent permitted by law. The bylaws also permit us, through action of the board of directors, to indemnify our officers or employees to the fullest extent permitted by law.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of our company pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by our company of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, our company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                 RECENT TRANSACTIONS IN UNREGISTERED SECURITIES

Unregistered Securities Issued or Sold Within One Year--Recent Sales of Unregistered Securities.

The following transactions reflect the issuance during the previous two years of securities not registered under the Securities Act.

On August 21, 2003, we issued 1,850,000 restricted shares to our founding shareholders in connection with services rendered for pre-incorporation services. All such securities were issued to the shareholders of our company with no broker-dealer or underwriter involved and no commissions paid to any person in respect thereto. The shares were issued pursuant to Section 4(2) of the Securities Act of 1933 (the "Act") and are restricted securities within the meaning of Rule 144 of the Act.

In February 2004, one of our founding members, Mr. Dyer, in private transactions, sold and/or gifted shares to 30 persons including certain gift shares issued to Mr. Brennan Mr Dyers business partner. The receiving stockholders are either accredited investors as defined in Rule 501, Regulation D or parties related to Mr. Dyer or Mr. Brennan. The company believes that the transactions were exempted under Sections 4(1) and 4(6) of the Act.

                           MARKET FOR OUR COMMON STOCK

No public trading market exists for our securities and all of our outstanding securities are restricted securities as defined in Rule 144. There were thirty-three (33) holders of record of our common stock on September 30, 2004. No dividends have been paid to date and our Board of Directors does not anticipate paying dividends in the foreseeable future.

We have not issued any options or warrants to purchase, or securities convertible into, our common equity. The 1,850,000 shares of our common stock currently outstanding are restricted securities as that term is defined in the Securities Act. Generally, Rule 144 provides that director, executive officer, and persons or entities that they control or who control them may sell shares of common stock in any three-month period in a limited amount. However, the SEC has taken the position that resales cannot be made pursuant to Rule 144 for blank check companies. Therefore, the 1,850,000 outstanding shares held by our stockholders cannot be sold pursuant to Rule 144, but must be registered.

MARKET PRICE

Our common stock is not quoted at the present time, as there is currently no market for our common stock.

Effective August 11, 1993, the Securities and Exchange Commission adopted Rule 15g-9, which established the definition of a "penny stock," for purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. Should a market develop for our common stock, it is likely that our share price would be under $5.00 per share. For any transaction involving a penny stock, unless exempt, the rules require:

         (a) that a broker or dealer approve a person's account for transactions in penny stocks; and

         (b) the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must:

         (a)  obtain  financial   information  and  investment   experience  and
objectives of the person; and

         (b) make a reasonable determination that the transactions in penny stocks are suitable for that person and that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, which, in highlight form:

         (a) sets forth the basis on which the broker or dealer made the suitability determination; and

         (b) that the broker or dealer received a signed, written agreement from the investor prior to the transaction. Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading, and about commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

                              PLAN OF DISTRIBUTION

The shares being offered by our selling stockholders or their respective pledgees, Selling Stockholders, transferees or other successors in interest, may only be sold in connection with the business combination transaction.

The sale price to the public may be:

      o     the market price prevailing at the time of sale;

      o     a price related to such prevailing market price;

      o     at negotiated prices; or

      o such other price as the selling stockholders determine from time to time.

No selling stockholder has entered into any agreement with a prospective underwriter and there is no assurance that any such agreement will be entered into. If a selling stockholder enters into such an agreement or agreements, the relevant details will be set forth in a supplement or revisions to this prospectus.

We have agreed to pay all fees and expenses incident to the registration of the shares, including certain fees and disbursements of counsel to the selling shareholders. We have agreed to indemnify the selling shareholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

CONDUCT OF THE OFFERING

This Offering shall commence promptly upon effectiveness of the registration statement. We do not intend to use an underwriter or securities dealer but intend on a "self underwritten" distribution.

Our officers Dyer, Lane and Eversull will be solely responsible to distribute prospectuses related to the offering. We estimate that they will distribute a limited number of prospectuses to acquaintances, colleagues and business contacts who may know of potential target companies.

Our officers shall conduct the offering of the acquisition shares. Although they are collectively an "associated person" as that term is defined in Rule 3a4-1 under the 1934 Act, they will rely on the safe harbor exemption of SEC Rule 3a4-1(a)(4)(i)(c) because:

      o they will not be subject to a statutory disqualification as that term is defined in Section 3(a)(39) of the Securities Exchange Act at the time of the sale of our securities;

      o they will not be compensated in connection with the sale of the acquisition shares;

      o they will not be an associated person of a broker or dealer at the time of their participation in the sale of our securities; and

      o they shall restrict their participation to the following activities in order to fit within the scope of Rule 3a4-1:

            (i) preparing written communications or delivering them through the mails or other means that does not involve their oral solicitation of a potential purchaser;

            (ii) responding to inquiries of potential purchasers in communications initiated by potential purchasers, provided however, that the content of each response is limited to information contained in the registration statement; or

            (iii) performing ministerial and clerical work involved in effecting any transaction.

We will also defer the detailed responsibilities and services of negotiating and consummating a business combination transaction to our legal counsel so that we may avoid having any of our officers and directors take part in any processes that may outside the limits of the provisions set forth above.

Once  we  have  identified  a  target  and  initiated  a  business   combination
transaction, we anticipate that the reconfirmation offering will be accomplished by the target's management.

Our officers will perform substantially all of the functions that would ordinarily be performed by brokers in a more conventional securities offering, but they will not seek registration as brokers because they will be acting as principals, rather than intermediaries, in connection with the various transactions set forth above.

If we subsequently conclude that an exemption from the broker registration requirements of the 1934 Act is not available for a proposed transaction and retain a broker or underwriter, we will halt the distribution and amend our registration statement accordingly.

OFFERING OF BUSINESS COMBINATION SHARES

We have registered 15,000,000 shares that we may offer to issue in connection with a business combination. These shares will only be used for acquiring assets or exchanging stocks. Subject to the limits described in this prospectus, our officers will have broad discretion to structure a business combination and establish terms for the issuance of such shares. All material terms of a proposed business combination will be determined by arms-length negotiations between our officers and the representatives of a potential target. All material terms of a proposed business combination will be disclosed in our reconfirmation offering prospectus. Any shares that are not issued in connection with a business combination will be removed from registration in connection with our reconfirmation offering.

SELLING STOCKHOLDERS

We have issued 1,850,000 shares that our Selling Stockholders may resell or transfer to personal assigns, non-affiliates, advisors, participants in a business combination and others, subject to the provisions of Rule 419.

Any proceeds from the resale of such shares may be substantial. Our company will not have any interest in the proceeds from the resale of these shares.

Our Selling Stockholders have broad discretion to establish terms for the resale or other transfer of their shares. They may also make bona fide gifts or charitable contributions of their shares. There are no fixed numerical limitations on such gifts or charitable contributions. All agreements for the resale or other transfer of affiliate shares will be subject to the completion of our reconfirmation offering. In connection with the resale of affiliate shares, each of our officers and/or directors have agreed that they will not:

      o Transfer affiliate shares to any of our current officers or their respective affiliates;

      o Transfer affiliate shares to family members of any current officer who share that officer's residence;

      o Transfer affiliate shares for value unless the purchaser is an advisor to us or the sale is an integral element of the business combination;

      o Transfer affiliate shares at a price that represents a premium to the per share value received by us in connection with the issuance of business combination shares;

      o     Transfer   affiliate  shares  to  any  person  unless  all  material
            transaction terms are described in our reconfirmation offering prospectus;

      o Permit any purchaser to pay for affiliate shares until the closing of the business combination; or

      o Complete any transfer of affiliate shares until the closing date of the business combination.

All the stockholder shares have been deposited in the Escrow Account where they will be held in trust for the benefit of the recipients until we complete our reconfirmation offering and close a business combination.

Each Selling Stockholder is an "underwriter" and shares registered on their behalf may only be transferred in the manner and for the purposes described in this prospectus. Shares registered on behalf of the Selling Stockholders may not be resold in open market transactions. While they are not required to do so, the Selling Stockholders may retain broker/dealers to represent them in connection with the resale of their shares.

If all the acquisition shares are issued and all of the original issued founders' shares are sold, none of the Selling Stockholders will own more than seventeen percent (17%) of the outstanding stock of the combined merged companies.

The following table identifies each of the Selling Stockholders, the number of shares owned and the maximum number of shares to be owned by each Selling Stockholder after a business combination.

The following listed holders own or have the rights to 1,850,000 shares of Contrarian Public Investment I, Inc. common stock. Upon the effective date of this Registration Statement and pursuant to this prospectus, the listed stockholders will have the ability to sell their stock at any time. Should all the selling stockholders sell their stock at or near the same time, there is a significant likelihood that our stock price will fall.

-------------------------------------------------------------------------------------------------------------------------
                                                               AMOUNT OF                       TOTAL
                                                             COMMON SHARES                     SHARES     PERCENTAGE OF
                                                             TO BE OFFERED       TOTAL         OWNED      COMMON SHARES
                                                                FOR EACH      SHARES OWNED     AFTER          OWNED
                                                             STOCKHOLDER'S   PRIOR TO THIS      THIS       AFTER THIS
    SELLING SHAREHOLDERS                                        ACCOUNT         OFFERING      OFFERING      OFFERING
            (1)                          ADDRESS                  (2)             (3)           (4)            (5)
-------------------------------------------------------------------------------------------------------------------------
James H. Brennan, III         735 Broad Street, Suite 218         403,394       403,394          0              0
                              Chattanooga, Tennessee 37402
Douglas A. Dyer               735 Broad Street, Suite 218         403,394       403,394          0              0
                              Chattanooga, Tennessee 37402
Lane Capital Markets          735 Broad Street, Suite 218         200,000       200,000          0              0
  (John Lane)                 Chattanooga, Tennessee 37402
Tommy Lee Graham              P.O. Box 789                         92,610        92,610          0              0
                              Linden, TN  37096
James F. Sattler              117 Forest Ave.                      92,610        92,610          0              0
                              Chattanooga, TN  37405
Chester Berry                 17075 Perdido Key Dr.                92,592        92,592          0              0
                              Unit 6E
                              Pensacola, FL  32507
Jack Eversull                 735 Broad Street, Suite 218          50,000        50,000          0              0
                              Chattanooga, Tennessee 37402
Ian T. K. Kuah                2 Kingsford Close                    46,300        46,300          0              0
                              Billingshurst, West Sussex
                              RH14 9HG
John L. Harper                P.O. Box 48                          46,296        46,296          0              0
                              Ariton, AL  36311
John Robert Jones, Jr.        100 Tom Reeve Drive                  46,296        46,296          0              0
                              Carrollton, GA  30117
James P. Richmond, Jr.        1213 Ft. Stephenson Oval             46,296        46,296          0              0
                              Lookout Mt., TN  37350
William J. Ritger             623 Ocean Avenue                     46,296        46,296          0              0
                              Sea Girt, NJ  08750
Daniel W. Hollis              3500 Lenox Rd., Ste. 1500            40,000        40,000          0              0
                              Atlanta, GA  30326
Elizabeth A. Davis            3614 Wimberly Lane                   25,004        25,004          0              0
                              East Ridge, TN  37412
Clifton A. Baile              425 River Road                       23,148        23,148          0              0
                              444 Animal Science Complex
                              Athens, GA  30602-2771
David E. Blake                9108 Brompton Court                  23,148        23,148          0              0
                              Raleigh, NC  27615
Chester McKinney, Jr.         1034 Wildwood Park Dr.               23,148        23,148          0              0
                              Florence, AL  35630
Edward L. McMillan and        McMillan LLC                         23,148        23,148          0              0
Judith A. McMillan JTWROS     105 North Third St., Ste. 204
                              Greenville, IL  62246
R P Capital, LLC              c/o Eric Richardson                  23,148        23,148          0              0
 (Eric Richardson)            10900 Wilshire Blvd., Ste.
                              500
                              Los Angeles, CA  90024-6525
Shai Stern and Michelle       43 Maple Avenue                      23,148        23,148          0              0
Stern                         Cedarhurst, NY  11516
Christy Renee Barnette        4917 Eastern Valley Road             23,125        23,125          0              0
                              McCalla, AL  35111
CNA Trust FBO:                Attn.: Juan Betancourt
Jackie L. Reed                3080 South Bristol St. 2nd           13,888        13,888          0              0
                              Flr.
                              Costa Mesa, CA  92526
J. Patterson Corey            215 Richardson Street                10,000        10,000          0              0
                              Lookout Mt., TN  37350
William T. Whorton and        118 Foggy Bottom Drive                9,259         9,259          0              0
Linda A. Whorton JTWROS       Carrollton, GA  30116
Tango Sierra Ltd.             c/o Tony Smith                        6,500         6,500          0              0
                              6135 Airways Blvd., Ste. 1000
                              Chattanooga, TN  37421
Isra B. Thames, III           P.O. Box 461                          4,625         4,625          0              0
                              Reserve, LA  70084
-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------
                                                               AMOUNT OF                       TOTAL
                                                             COMMON SHARES                     SHARES     PERCENTAGE OF
                                                             TO BE OFFERED       TOTAL         OWNED      COMMON SHARES
                                                                FOR EACH      SHARES OWNED     AFTER          OWNED
                                                             STOCKHOLDER'S   PRIOR TO THIS      THIS       AFTER THIS
    SELLING SHAREHOLDERS                                        ACCOUNT         OFFERING      OFFERING      OFFERING
            (1)                          ADDRESS                  (2)             (3)           (4)            (5)
-------------------------------------------------------------------------------------------------------------------------
Shawn F. Lyons                185-A Mahiai Place                    4,302         4,302          0              0
                              Makawao, HI  96768
Andrew David Pittmann         3715 Rock Ivy Trail                   1,850         1,850          0              0
                              Roswell, GA  30075
John G. Roark                 2906 Kell Road                        1,850         1,850          0              0
                              Signal Mtn., TN  37377
Jay Griffin Roark             2906 Kell Road                        1,850         1,850          0              0
                              Signal Mtn., TN  37377
Clay Robinson Dorsey          334 Della Rose Circle                   925           925          0              0
                              Birmingham, AL  35214
William C. Godbold            143 Cedarcrest Circle                   925           925          0              0
                              Auburn, AL  36830
Joy Daine Laughlin            3348 Dunbrooke Drive                    925           925          0              0
                              Birmingham, AL  35243
-------------------------------------------------------------------------------------------------------------------------

1. The name of the person who has the right to vote the shares. In the case of an entity the names in parenthesis are the names of all the individuals that exercise voting and / or dispositive powers with respect to shares offered for resale. None of the persons or entities listed is a broker/dealer or an affiliate of a broker dealer.

2.    The number of current shares being registered.

3. Represents the number of shares currently held by the individual or entity including any warrants or options that are exercisable within sixty days of the registration date.

4. Represents the total number of shares that could be held assuming all shares registered by this registration statement are sold.

5. The ownership percentage reflects the percentage of the total common shares outstanding after the offering if 1% or greater.

                         SHARES ELIGIBLE FOR FUTURE SALE

We will have up to 16,850,000 shares of common stock issued and outstanding upon the completion of a business combination.

SHARES ELIGIBLE FOR IMMEDIATE RESALE.

The Selling Stockholders shares in the amount of 1,850,000 shares and any acquisition shares that are issued to stockholders of the combined companies who are not classified as affiliates of the combined companies are eligible for resale.

All direct and indirect offering costs incurred by us prior to the date of this prospectus have been paid by Mr. Dyer and advanced to the company. Mr. Dyer has agreed to pay and advance to the company all direct and indirect costs associated with negotiating a business combination. We anticipate negotiating from any target an "up front" contribution towards the cost of conducting our reconfirmation offering and distributing the acquisition shares.

RESALE OF SHARES HELD BY AFFILIATES OF THE TARGET.

Rule 145 establishes a safe harbor exemption for the resale of securities acquired in connection with certain business combinations. While it is possible to structure a business combination that is not subject to Rule 145, we intend to incorporate resale restrictions that follow the framework established by Rule 145 in the underlying contracts for any business combination. In general, we intend to impose contractual resale restrictions with respect to all acquisition and founders' shares that are issued to or purchased by the following classes of persons:

      o     Officers and directors of the target; and

      o Other persons who directly or indirectly own ten percent (10%) or more of the combined companies' shares.

Acquisition and founders' shares held by such persons will be treated as restricted securities that were first acquired on the closing date of the business combination. Such shares will not be eligible for resale for a period of one year after the closing date unless the transaction is registered under the Securities Act. During the second year after the closing date, acquisition and founders' shares held by the foregoing classes of persons may be resold in transactions effected in compliance with all applicable regulations and the provisions of paragraph (c), (e), (f) and (g) of Rule 144.

Any contractual or other arrangements that provide piggy-back or demand registration rights for any holders of acquisition and founders' shares will be described in our reconfirmation offering prospectus.

RESALE OF SHARES RETAINED BY OUR SELLING STOCKHOLDERS

Our Selling Stockholders own 1,850,000 shares of common stock which have been registered for resale as founders' shares. All founders' shares that are not transferred to unaffiliated third parties will be removed from registration in connection with our reconfirmation offering. Each of our Selling Stockholders has agreed that they will not sell or otherwise transfer any shares that are retained by them after the completion of a business combination unless the transaction is effected pursuant to an effective registration statement under the Act or an available exemption from registration.

Any contractual or other arrangements that provide registration rights for any of our officers will be described in our post-effective amendment and the final prospectus for our reconfirmation offering.

RULE 144

Rule 144 provides a safe harbor exemption for the open market resale of "restricted securities." The term "restricted securities generally includes securities that were sold in an exempt transaction, or that are held by a person who is an affiliate of the issuer of the securities. The term "affiliate" is generally defined as any person who directly or indirectly controls, is controlled by or under common control with the issuer of the securities.

Under Rule 144 as currently in effect, a holder of restricted securities that are eligible for resale, will be entitled to sell in any rolling three-month period a number of shares that does not exceed the greater of one percent (1%) of the number of shares of common stock then outstanding, or the average weekly trading volume of the common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to such sale.

To the extent that shares of a company are only quoted on the OTC Bulletin Board or in the "Pink Sheets" the one percent (1%) limit will be applied without regard to trading volume. Sales under Rule 144 are also limited by manner of sale provisions, notice requirements and the availability of current public information about our company.

The staff of the SEC's Division of Corporation finance has taken the position that Rule 144 is not available to the officers, directors, promoters and affiliates of blank check companies. Accordingly, our officers have agreed that they will seek a "no-action" letter or other interpretive guidance from the SEC before entering into a contract for the unregistered resale or other transfer of any shares that are retained by them after the closing of a business combination.

                                     EXPERTS

The financial statements included in this prospectus have been audited by Prescott Chatellier Fontaine & Wilkinson, LLP, independent public accountants, as indicated in their report on such financial statements, and are included in this prospectus in reliance upon the authority of said firm as experts in accounting and auditing in giving said report.

                                  LEGAL MATTERS

We are not a party to any legal proceedings.

Certain legal matters, including the validity of the shares being issued, will be passed upon for Contrarian by the law firm of Vial, Hamilton, Koch & Knox, LLP.

                    WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed a Form S-1 registration statement under the Securities Act with the SEC. Our registration statement includes certain exhibits, schedules and other materials that are not included in this prospectus. Although this prospectus, which forms a part of the registration statement, contains all material information included in the registration statement, other parts of the registration statement have been omitted as permitted by rules and regulations of the SEC. We refer you to the registration statement and its exhibits for further information about our securities, this offering and us. The registration statement and its exhibits can be inspected and copied at the SEC's public reference room at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549-1004. You may obtain information about the public reference room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a web site at that contains our Form S-1 and other reports, proxy and information statements and information that we file electronically with the SEC.

          (THE BALANCE OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK)

                          INDEX TO FINANCIAL STATEMENTS

Report of Independent Auditor                                                F-2
Balance Sheet                                                                F-3
Statement of Operations and Loss                                             F-4
Statement of Changes in Stockholders' Equity (Deficiency)                    F-5
Statement of Cash Flows                                                      F-6
Notes to Financial Statements                                         F-7 - F-10

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of CONTRARIAN PUBLIC INVESTMENT I, INC.
(A Development Stage Company)

         We have audited the accompanying balance sheet of CONTRARIAN PUBLIC INVESTMENT I, INC. (a development stage company) as of June 30, 2004, and the related statements of operations and loss accumulated in the development stage, stockholders' equity (deficiency) and cash flows for the period August 21 2003 (date of inception) to June 30, 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

         We conducted our audit in accordance with auditing standards of the Public Company Accounting Oversight Board (United States). These standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

         In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of CONTRARIAN PUBLIC INVESTMENT I, INC. as of June 30, 2004, and the results of its operations and its cash flows for the period August 21, 2003 (date of inception) to June 30, 2004 in conformity with accounting principles generally accepted in the United States.

         The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company is a development stage enterprise and has focused its efforts on the raising of capital and acquiring existing businesses through merger or acquisition. The Company has not yet commenced its principal operations. Accordingly, the Company has no operating history, which raises substantial doubt about its ability to continue as a going concern. Management's plans with regard to these matters are discussed in Note 7. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Prescott Chatellier Fontaine & Wilkinson LLP

Providence, Rhode Island
August 12, 2004

                      CONTRARIAN PUBLIC INVESTMENT I, INC.
                          (A Development Stage Company)

                                  BALANCE SHEET

--------------------------------------------------------------------------------

                                     ASSETS


                                                                                                           Unaudited
                                                                                    June 30, 2004     September 30, 2004
                                                                                    -------------     ------------------
    TOTAL ASSETS .................................................................   $         --        $         --

        LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIENCY)

    TOTAL LIABILITIES (accounts payable)..........................................   $                   $     30,000

STOCKHOLDERS' EQUITY (DEFICIENCY):

 Preferred stock, $0.001 par value; 50,000,000 shares authorized, no shares outstanding, common stock,  $0.001 par  value, 50,000,000 shares authorized
 1,850,000 issued and outstanding ................................................          1,850               1,850

  Loss accumulated in the development stage ......................................         (1,850)            (31,850)
    TOTAL STOCKHOLDERS' EQUITY (DEFICIENCY) ......................................        (30,000)

    TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIENCY) ......................   $         --        $         --
                                                                                     ============        ============


                   SEE NOTES TO FINANCIAL STATEMENTS WHICH ARE
                     AN INTEGRAL PART OF THESE STATEMENTS.

                      CONTRARIAN PUBLIC INVESTMENT I, INC.
                          (A Development Stage Company)

      STATEMENT OF OPERATIONS AND LOSS ACCUMULATED IN THE DEVELOPMENT STAGE
--------------------------------------------------------------------------------


                                                                                                              (Unaudited)
                                                         August 21, 2003                                    August 21, 2003
                                                             Date of               (Unaudited)                  Date of
                                                          Inception) to          July 1, 2004 to             Inception to
                                                          June 30, 2004        September 30, 2004         September 30, 2004
                                                          -------------        ------------------         ------------------
REVENUE................................................   $          --        $               --         $               --
                                                          -------------        ------------------         ------------------
EXPENSES:
  Professional fees....................................           1,850                    30,000                     31,850
                                                          -------------        ------------------         ------------------
      TOTAL............................................           1,850                    30,000                     31,850
                                                          -------------        ------------------         ------------------
Net Loss for the period................................   $      (1,850)       $          (30,000)        $          (31,850)
                                                          =============        ==================         ==================
Basic and fully diluted loss per common share..........           (0.00)                    (0.02)                     (0.02)

LOSS ACCUMULATED IN THE DEVELOPMENT STAGE,
         BEGINNING OF THE PERIOD.......................                                    (1,850)
Net loss for the period................................   $      (1,850)       $          (30,000)        $          (31,850)
                                                          -------------        ------------------         ------------------
LOSS ACCUMULATED IN THE DEVELOPMENT STAGE,
        END OF THE PERIOD..............................   $      (1,850)       $          (31,850)        $          (31,850)
                                                          =============        ==================         ==================


                   SEE NOTES TO FINANCIAL STATEMENTS WHICH ARE
                     AN INTEGRAL PART OF THESE STATEMENTS.

                      CONTRARIAN PUBLIC INVESTMENT I, INC.
                          (A Development Stage Company)

            STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIENCY)
--------------------------------------------------------------------------------

                                                                                                        Loss
                                                                                       Additional    Accumulated
                                                                  Common Stock          Paid-In       In the
                                                              Shares       Amount       Capital    Development Stage     Total
                                                              ------       ------       -------    -----------------     -----
Balance at August 21, 2003 (date of inception)  ...........

Net loss ..................................................                                              $ (1,850)        $ (1,850)
                                                                                                         --------         --------
Issuance of common stock at inception for services ........    1,514,194    $1,514                                           1,514
Issuance of common stock for services .....................      335,806       336                                             336
                                                               ---------    ------                                        --------

Balance at June 30, 2004  .................................    1,850,000    $1,850                       $ (1,850)
                                                               =========    ======                       ========
Net loss (unaudited)  .....................................                                              $(30,000)        $(30,000)
                                                                                                         --------         --------
Balance (deficiency) at September 30, 2004 (unaudited)  ...    1,850,000    $1,850                       $(31,850)        $(30,000)
                                                               =========    ======                       ========         ========

                   SEE NOTES TO FINANCIAL STATEMENTS WHICH ARE
                     AN INTEGRAL PART OF THESE STATEMENTS.

                      CONTRARIAN PUBLIC INVESTMENT I, INC.
                          (A Development Stage Company)

                             STATEMENT OF CASH FLOWS
--------------------------------------------------------------------------------

                                                                                                            (Unaudited)
                                                          August 21, 2003                                  August 21, 2003
                                                              Date of               (Unaudited)                Date of
                                                           Inception) to          July 1, 2004 to           Inception to
                                                           June 30, 2004        September 30, 2004       September 30, 2004
                                                           -------------        ------------------       ------------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss for the period..............................    $      (1,850)       $          (30,000)      $          (31,850)
                                                           -------------        ------------------       ------------------
ADJUSTMENTS TO RECONCILE NET LOSS TO NET CASH USED
  BY OPERATING ACTIVITIES:
  Stock issued at inception............................            1,850                        --                    1,850

Increase in accounts payable...........................                                     30,000                   30,000
                                                           -------------        ------------------       ------------------

NET CASH USED BY OPERATING ACTIVITIES..................               --                        --                       --
                                                           -------------        ------------------       ------------------

NET INCREASE IN CASH...................................

CASH, BEGINNING OF PERIOD..............................               --                        --                       --
                                                           -------------        ------------------       ------------------

CASH, END OF PERIOD....................................               --                        --                       --
                                                           =============        ==================       ==================

                   SEE NOTES TO FINANCIAL STATEMENTS WHICH ARE
                     AN INTEGRAL PART OF THESE STATEMENTS.

                      CONTRARIAN PUBLIC INVESTMENT I, INC.
                          (A Development Stage Company)
                                  JUNE 30, 2004
  (INFORMATION AS OF AND FOR THE PERIOD ENDED SEPTEMBER 30, 2004 IS UNAUDITED)

                          NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

1.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      ORGANIZATION AND DEVELOPMENT STAGE OPERATIONS

            Contrarian Public Investment I, INC. (a Development Stage Company) (the Company) was incorporated on August 21, 2003, in the State of
      Colorado, for the purpose of conducting a public distribution of securities (the Proposed Distribution) and then effecting a merger, acquisition or other business combination transaction (Business Combination) with an unidentified privately-held company (a Target). The Company's business strategy is also referred to as a "blind pool" because neither the management of the Company nor the persons who acquire securities in the Proposed Distribution know what the business of the Company will ultimately be. The Company is in the development stage and has had no significant business activity to date. The Company has adopted a fiscal year end of June 30, however upon merger the Company intends to adopt the fiscal period of the target.

      STOCK-BASED COMPENSATION

            The Company will account for the future issuance of stock options to employees and directors in accordance with Accounting Principles Board Opinion No. 25 ("APB 25"), Accounting for Stock Issued to Employees, and related interpretations. Pursuant to APB 25, compensation expense is recorded over the vesting period only if the estimated fair value of the underlying stock exceeds the exercise price. Stock options granted to consultants will be accounted for under the fair value method, in accordance with SFAS No. 123, Accounting for Stock-Based Compensation. The Company records stock issued to non-employees for products or services (including to pay outstanding debt and the related interest) at the estimated fair value of the stock or the estimated fair value of the goods or services received, whichever is more readily determinable. Because there is not a market for the Company's common stock, the Company typically records transactions of this type based upon the estimated fair value of the goods or services received.

      ESTIMATES

            The preparation of the Company's financial statements in conformity with generally accepted accounting principles requires the Company's management to make estimates and assumptions that affect the amounts reported in these financial statements and accompanying notes. Actual results could differ from those estimates.

      INCOME TAXES

            The Company accounts for income taxes based upon the liability method as required by FASB Statement No. 109, "Accounting from Income Taxes." Under FASB Statement No. 109, deferred tax assets and liabilities are determined based on differences between financial reporting and the tax basis of assets and liabilities, and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.

      RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

            In June 2003 the FASB issued SFAS No. 146, Accounting for Costs Associated with Exit or Disposal Activities. In November 2002, the FASB issued Interpretation No. 45 (FIN 45), Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others. In January 2003, the FASB issued FASB Interpretation No. 46 (FIN 46), Consolidation of Variable Interest Entities, an Interpretation of ARB No. 51. The Company has evaluated the impact of the adoption of these standards and does not believe that their adoption will have an impact on its financial position and results of operations.

            SFAS No. 149, Amendment of Statement 133 on "Derivative Instruments and Hedging Activities," was issued in April 2003 and amends and clarifies accounting for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities under SFAS No. 133. SFAS No. 149 is effective for contracts entered into or modified after June 30, 2003, and for hedging relationships designated after June 30, 2003. We do not believe that the adoption of SFAS No. 149 will have a material impact on our financial position or results of operations.

            In December 2002, the FASB issued Statement No. 148, "Accounting for Stock-Based Compensation-Transition and Disclosure, an amendment of FASB Statement No. 123"("SFAS 148"). SFAS 148 amends FASB Statement No. 123, "Accounting for Stock-Based Compensation," to provide alternative methods of transition for an entity that voluntarily changes to the fair value based method of accounting for stock-based employee compensation. It also amends the disclosure provisions of that Statement to require prominent disclosure about the effects on reported net income of an entity's accounting policy decisions with respect to stock-based employee compensation. Finally, this Statement amends Accounting Principles Board ("APB") Opinion No. 28, "Interim Financial Reporting", to require disclosure about those effects in interim financial information. SFAS 148 is effective for financial statements for fiscal years ending after December 15, 2002. The Company will continue to account for stock-based employee compensation using the intrinsic value method of APB Opinion No. 25, "Accounting for Stock Issued to Employees," but has adopted the enhanced disclosure requirements of SFAS 148.

            The FASB issued Interpretation (FIN) No. 45, Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others, in November 2002 and FIN No. 46, Consolidation of Variable Interest Entities, in January 2003. FIN No. 45 is applicable on a prospective basis for initial recognition and measurement provisions to guarantees issued after December 2002; however, disclosure requirements are effective immediately. FIN No. 45 requires a guarantor to recognize, at the inception of a guarantee, a liability for the fair value of the obligations undertaken in issuing the guarantee and expands the required disclosures to be made by the guarantor about its obligation under certain guarantees that it has issued. The adoption of FIN No. 45 did not have a material impact on our financial position or results of operations. FIN No. 46 requires that a company that controls another entity through interest other than voting interest should consolidate such controlled entity in all cases for interim periods beginning after June 15, 2003. We do not believe the adoption of FIN No. 46 will have a material impact on our financial position or results of operations.

2.    STOCKHOLDERS' EQUITY

            On August 21, 2003, the Company issued one million, five hundred fourteen thousand, one hundred ninety four (1,514,194) shares of its $.001 par value common stock at inception in exchange for legal services paid by related parties, valued at the fair market value of the legal services provided to the Company in the amount of $1,514. The shares were issued pursuant to Section 4(2) of the Securities Act of 1933 (the "Act") and are restricted securities within the meaning of Rule 144 of the Act.

            Also at inception, on August 21, 2003, the Company issued three hundred thirty five thousand, eight hundred six (335,806) shares of its $.001 par value common stock for professional services, valued at the fair market value of the legal services provided to the Company in the amount of $336. The shares were issued pursuant to Section 4(2) of the Securities Act of 1933 (the "Act") and are restricted securities within the meaning of Rule 144 of the Act.

            The Company's Board of Director's has the power to issue any or all of the authorized but unissued Common Stock without stockholder approval. The Company currently has no commitments to issue any shares of Common Stock other than the gift shares. However, the Company will, in all likelihood, issue a substantial number of additional shares in connection with a Business Combination. Since the company expects to issue additional shares of Common Stock in connection with a Business Combination, the ultimate ownership of the gift share donees is likely to be less than 5% of the issued and outstanding common stock of the Company. It is impossible to predict whether a business combination will ultimately result in dilution to donees. If the target has a relatively weak balance sheet, a Business Combination may result in significant dilution. If a target has a relatively strong balance sheet, there may be no dilution.

            The Company authorized 50,000,000 shares of Series A convertible preferred stock with a par value of $.001 per share. Currently, there are no shares outstanding. Each share of preferred stock can be converted into one share of common stock and each share is entitled to one vote, voting together with the holders of shares of common stock. There are no shares of preferred stock issued or outstanding.

            The Board of Directors of the Company is empowered, without stockholder approval, to issue up to 50,000,000 shares of "blank check" preferred stock

3.    EARNINGS PER SHARE

            The Company accounts for earnings per share under Statement of Financial Accounting Standards No. 128 "Earnings Per Share", which requires presentation of basic earnings per share ("Basic EPS") and diluted earnings per share ("Diluted EPS"). The computation of Basic EPS is computed by dividing net income by the weighted average number of outstanding common shares during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period.

            The shares used in the computation are as follows:

                                                 June 30, and September 30, 2004
                                                 -------------------------------
            Basic and Diluted EPS..............             1,850,000

4.    RELATED PARTY TRANSACTIONS

            At inception a total of 1,850,000 shares of common stock were issued to related parties in exchange for payment of legal and professional services in the amount of $1,514 and personal services valued at $336.

5.    INCOME TAXES

            Due to the current period's operating loss, the Company has no provision for income taxes for 2004.

            Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The Company's net deferred tax asset balances are attributable to net operating loss carryforwards. The deferred tax asset was calculated using a blended rate of 40% for federal and state in com taxes. The Company's deferred tax asset consisted of the following:

                                                                    June       September
                                                                   --------    --------
Deferred tax asset .............................................   $    800    $ 13,000
Valuation allowance ............................................       (800)    (13,000)
                                                                   --------    --------
  Net deferred tax assets recognized on the accompanying
    balance sheets .............................................   $      0    $      0
                                                                   ========    ========

5.    INCOME TAXES

            The components of the income tax provision (benefit) consisted of the following for the periods ended June 30, 2004 and September 30, 2004.

                                            June       September
                                            --------    --------
Tentative tax provision (benefit) ........   $   800   $12,200
Change in valuation allowance ............       800    12,200
                                             -------   -------
        NET INCOME TAX PROVISION (BENEFIT)   $     0   $     0
                                             =======   =======

            The Company has a net operating and economic loss carryforward of approximately $1,850 available to offset future federal and state taxable income through 2024 as follows:

                  Year of Expiration                  Amount
                  ------------------                  ------
                        2024                          $1,850
                                                      ======

6.    INCENTIVE STOCK PLAN

            The Company's 2003-2004 Incentive Stock Plan was adopted and approved in connection with the organization of the Company. The common stock reserved for issuance under the plan will be the lesser of 1,000,000 shares, or 10% of the total number of shares outstanding after the closing of a Business Combination.

            There were no stock options or other incentive awards outstanding at June 30, 2004 or September 30, 2004.

            The class of persons eligible to participate in the plan includes all full-time and part-time employees of the Company, provided that the eligible participants do not include employees who are eligible to receive awards under the terms of any employment contract or specialty plan adopted by us in the future. The plan permits the grant of a variety of incentive awards including (i) non-qualified stock options, (ii) incentive stock options, (iii) shares of restricted stock, (iv) shares of phantom stock, and (v) stock bonuses. In addition, the plan allows us to grant cash bonuses that will be payable when an employee is required to recognize income for federal income tax purposes because of the vesting of shares of restricted stock or the grant of a stock bonus.

7.    GOING CONCERN


            The Company has been in the development stage since its inception in 2003 to present and has incurred losses from its inception through June 30, 2004 amounting to $1,850 and through September 30, 2004 amounting to $31,850. The Company's ability to meet its future obligations is dependent upon its ability to complete its SEC registration, raise capital and close on a potential business combination as discussed in Note 1. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management is actively pursuing merger and business combinations and believes that the necessary capital and the future acquisition of business will take place and will provide for the Company to continue as a going concern.


            The Company's financial statements are prepared using generally accepted accounting principles in the United States of America applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business. In order to continue as a going concern, the Company will need additional capital resources. Management's plans to obtain such resources for the Company include (1) obtaining capital from management and significant shareholders sufficient to meet its minimal operating expenses, and (2) seeking out and completing a merger with an existing operating company. However, management cannot provide any assurances that the Company will be successful in accomplishing any of its plans.

            The ability of the Company to continue as a going concern is dependent upon management's ability to successfully accomplish the plans described in the preceding paragraphs and eventually secure other sources of financing and attain profitable operations. The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the various expenses which will be paid by us in connection with the issuance and distribution of the securities being registered. With the exception of the registration fees, all amounts shown are estimates.

Registration fee                                              $     2
Blue sky fees and expenses (including legal and filing fees         0
Printing expenses (other than stock certificates)                   0
Legal fees and expenses (other than blue sky)                  25,000
Accounting fees and expenses                                   10,000
Transfer Agent and Registrar fees and expenses                      0
Miscellaneous expenses                                          1,850
                                                              -------
                                   Total:                     $36,850

ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Model Business Corporation Act of the State of Colorado ("CMBCA") provides, in general, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), because the person is or was a director or officer of the corporation. Such indemnity may be against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and if, with respect to any criminal action or proceeding, the person did not have reasonable cause to believe the person's conduct was unlawful.

The CMBCA provides, in general, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor because the person is or was a director or officer of the corporation, against any expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation.

The CMBCA provides, in general, that a corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation against any liability asserted against the person in any such capacity, or arising out of the person's status as such, whether or not the corporation would have the power to indemnify the person against such liability under the provisions of the law.

The Company's Articles of Incorporation (incorporated by reference herein) provides for indemnification of directors, officers and other persons as follows:

To the fullest extent permitted by the CMBCA as the same now exists or may hereafter be amended, the Corporation shall indemnify, and advance expenses to, its directors and officers and any person who is or was serving at the request of the Corporation as a director or officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The Corporation, by action of its board of directors, may provide indemnification or advance expenses to employees and agents of the Corporation or other persons only on such terms and conditions and to the extent determined by the board of directors in its sole and absolute discretion.

The indemnification and advancement of expenses shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any By-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corp oration as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability.

The indemnification and advancement of expenses, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such officer or director. The indemnification and advancement of expenses that may have been provided to an employee or agent of the Corporation by action of the board of directors, shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be an employee or agent of the Corporation and shall inure to the benefit of the heirs, executors and administrators of such a person, after the time such person has ceased to be an employee or agent of the Corporation, only on such terms and conditions and to the extent determined by the board of directors in its sole discretion.

THE COMPANY'S BY-LAWS PROVIDES THAT:

Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, because he is or was a director or an officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an "Indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the CMBCA, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide before such amendment), against all expense, liability and loss (including attorney's fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such Indemnitee in connection therewith; provided, however, that, except as provided in the section "Right of Indemnitees to Bring Suit" with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such Indemnitee in connection with a proceeding (or part thereof) initiated by such Indemnitee only if such proceeding (or part thereof) was authorized by the board of directors of the Corporation.

RIGHT TO ADVANCEMENT OF EXPENSES.

The right to indemnification conferred in the section "Right to Indemnification" of this Article shall include the right to be paid by the Corporation the expenses (including attorney's fees) incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the CMBCA requires, an advancement of expenses incurred by an Indemnitee in his capacity as a director or officer (and not in any other capacity in which service was or is rendered by such Indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such Indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such Indemnitee is not entitled to be indemnified for such expenses under this section or otherwise. The rights to indemnification and to the advancement of expenses conferred in this section and the section "Right to Indemnification" of this Article shall be contract rights and such rights shall continue as to an Indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the Indemnitee's heirs, executors and administrators. Any repeal or modification of any of the provisions of this Article shall not adversely affect any right or protection of an Indemnitee existing at the time of such repeal or modification.

RIGHT OF INDEMNITEES TO BRING SUIT.

If a claim under the section "Right to Indemnification" or "Right to Advancement of Expenses" of this Article is not paid in full by the Corporation within sixty
(60) days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty (20) days, the Indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Indemnitee shall also be entitled to be paid the expenses of prosecuting or defending such suit. In (1) any suit brought by the Indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the Indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (2) in any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that, the Indemnitee has not met any applicable standard for indemnification set forth in the CMBCA.

Neither the failure of the Corporation (including its board of directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the Indemnitee is proper in the circumstances because the Indemnitee has met the applicable standard of conduct set forth in the CMBCA, nor an actual determination by the Corporation (including its board of directors, independent legal counsel, or its stockholders) that the Indemnitee has not met such applicable standard of conduct, shall create a presumption that the Indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the Indemnitee, be a defense to such suit. In any suit brought by the Indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the Indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article or otherwise shall be on the Corporation.

NON-EXCLUSIVITY OF RIGHTS.

The rights to indemnification and to the advancement of expenses conferred in this Article shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Corporation's Articles of Incorporation as amended from time to time, these By-Laws, any agreement, any vote of stockholders or disinterested directors or otherwise.

INSURANCE.

The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the CMBCA.

INDEMNIFICATION OF EMPLOYEES AND AGENTS OF THE CORPORATION.

The Corporation may, to the extent authorized from time to time by the board of directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article with respect to the indemnification and advancement of expenses of directors and officers of the Corporation. The directors and officers of our company are covered by a policy of liability insurance.

ITEM 15.  UNREGISTERED SECURITIES ISSUED OR SOLD WITHIN ONE YEAR

The following information sets forth all securities of the Company sold by it since inception, which securities were not registered under the Securities Act of 1933, as amended. There were no underwriting discounts and commissions paid in connection with the issuance of any shares of common stock prior to the date of this Registration Statement. A total of 1,850 shares were issued to the founding stockholders upon our incorporation. Two of our stockholders who are affiliates of the company resold or gifted 793,212 shares in reliance upon Sections 4(1) and 4(6) of the Securities Act, which provides exemption for transactions not involving the issuer or accredited investors. All shares were issued at the time of organization of the Company and a total of 1,850,000 common stock shares have been issued. Each certificate evidencing such shares of Common Stock bears an appropriate restrictive legend and "stop transfer" orders are maintained on our stock transfer records there against. None of these sales involved participation by an underwriter or a broker-dealer.

                                    EXHIBITS

ITEM 16.  INDEX TO EXHIBITS

EXHIBIT NO. DESCRIPTION

**Exhibit 3.1  Articles of Incorporation
**Exhibit 3.2  Bylaws
**Exhibit 4.1  Specimen Stock Certificate
 *Exhibit 4.2  Form Escrow Account  Agreement between the Registrant and escrow agent (amended)
 *Exhibit 5.1  Opinion of the Law Offices of Vial,  Hamilton, Koch & Knox, LLP,
               regarding the legality of the securities being offered hereby. **Exhibit 10.1 2004 Stock Plan of Contrarian Public Investment I, Inc.
 *Exhibit 23.1 Consent of Counsel (contained in Exhibit 5.1)
 *Exhibit 23.2 Consent of Prescott Chatellier Fontaine & Wilkinson, LLP
 * Filed herewith
** Previously filed

ITEM 17.  UNDERTAKINGS

Registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

      (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

      (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

2. That for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of Registrant pursuant to Item 14 of this Part II to the registration statement, or otherwise, Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Registrant of expenses incurred or paid by a director, officer or controlling person of Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against the public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

5. That for purposes of determining any liability under the Securities Act, the information omitted form the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

6. For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chattanooga, State of Tennessee, on the 27nd day of December, 2004.


                                       CONTRARIAN PUBLIC INVESTMENT I, INC.


                                       /s/ Douglas A. Dyer
                                       -------------------------------------
                                       President and Chief Financial Officer

Each of the officers and directors of Contrarian Public Investment I, Inc. whose signature appears below hereby constitutes and appoints Douglas A. Dyer, as his true and lawful attorney-in-fact and agent, with full power of substitution, with the power to act alone, to sign and execute on behalf of the undersigned any amendment or amendments to this registration statement on Form S-1, and to perform any acts necessary to be done in order to file such amendment, and each of the undersigned does hereby ratify and confirm all that such attorney-in-fact and agent, or his substitutes, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:


 Signature               Title                                    Date
 ---------               -----                                    ----
 /s/ Douglas A. Dyer     President and Director                   December 27, 2004
                         Chief Operating and Financial Officer
 /s/ John D. Lane        Director                                 December 27, 2004
 /s/ Jack Eversull       Secretary and Director                   December 27, 2004



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